                                                                  Exhibit 10.10


                              AGREEMENT OF LEASE

                                    BETWEEN

                   SOUTH BRUNSWICK INVESTORS, L.P. (LANDLORD)

                                      AND

                  TELEPORT COMMUNICATIONS GROUP INC. (TENANT)



                            DATED February 20, 1996






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                               AGREEMENT OF LEASE
                                    BETWEEN
                    SOUTH BRUNSWICK INVESTORS, L.P. (LANDLORD)
                                      AND
                   TELEPORT COMMUNICATIONS GROUP INC. (TENANT)

                           DATED February 20, 1996


                              TABLE OF CONTENTS
                              -----------------

SECTION  TITLE                                                  PAGE NO.
-------  -----                                                  --------
     1.   DEMISED PREMISES.........................................  1

     2.   LEASE TERM...............................................  1

     3.   FIXED RENT...............................................  1

     4.   ADDITIONAL RENT..........................................  2

     5.   USE OF DEMISED PREMISES..................................  3

     6.   COMPLETION OF DEMISED PREMISES...........................  4

     7.   ALTERATIONS OR IMPROVEMENTS BY TENANT....................  4

     8.   COVENANTS OF LANDLORD....................................  7

     9.   COVENANTS OF TENANT......................................  9

     10.  ASSIGNMENT AND SUBLETTING................................ 13

     11.  EMINENT DOMAIN........................................... 14

     12.  CASUALTY DAMAGE.......................................... 15


                                      (i)

     13.  INSURANCE; INDEMNIFICATION OF LANDLORD; WAIVER OF
            SUBROGATION............................................ 17

     14.  INSPECTION; ACCESS; CHANGES IN BUILDING FACILITIES....... 18

     15.  DEFAULT.................................................. 19

     16.  LANDLORD'S REMEDIES...................................... 20

     17.  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT................ 22

     18.  TENANT'S REMEDIES........................................ 22

     19.  ESTOPPEL CERTIFICATE..................................... 22

     20.  HOLDING OVER............................................. 22

     21.  SURRENDER OF DEMISED PREMISES............................ 22

     22.  SUBORDINATION, ATTORNMENT AND NONDISTURBANCE............. 23

     23.  BROKERS.................................................. 24

     24.  NOTICES.................................................. 24

     25.  [INTENTIONALLY OMITTED].................................. 25

     26.  TERMINATION OPTION....................................... 26

     27.  FIRST OPTION SPACE....................................... 26

     28.  SECOND OPTION SPACE...................................... 29

     29.  RENEWAL TERMS............................................ 31


                                     (ii)

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     30.  SIGNS.................................................... 32

     31.  PARKING.................................................. 32

     32.  ARBITRATION.............................................. 33

     33.  ADDITIONAL RIGHTS OF TENANT.............................. 34

     34.  BUILDING 2 SECURITY...................................... 36

     35.  RESTRICTIONS ON OTHER TENANTS IN THE BUILDINGS........... 37

     36.  MISCELLANEOUS............................................ 37


                               List of Exhibits
                               ----------------

     Exhibit "A":   Plan of Demised Premises and Option Areas
     Exhibit "B":   Rent Schedule
     Exhibit "C":   Taxes, Operating Expense and Other Additional Rent
     Exhibit "D":   Schedule of Landlord's Work
     Exhibit "E":   Janitorial Specifications
     Exhibit "F":   Rules and Regulations
     Exhibit "G":   Tenant Estoppel Certificate and Statement
     Exhibit "H":   Property Environmental Status
     Exhibit "I":   HVAC Specifications
     Exhibit "J":   Holidays
     Exhibit "K":   Plan of Project and Parking Areas
     Exhibit "L":   Tenant Work
     Exhibit "M":   Form of Subordination, Non-disturbance and Attornment
                    Agreement




                                     (iii)

                              AGREEMENT OF LEASE

     THIS AGREEMENT OF LEASE ("Lease") is made this 20th day of February, 1996, by and between SOUTH BRUNSWICK INVESTORS, L.P., a Delaware limited partnership ("Landlord") and TELEPORT COMMUNICATIONS GROUP INC., a Delaware corporation ("Tenant").

     Intending to be legally bound, Landlord and Tenant agree as set forth below.

1. DEMISED PREMISES. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant rents from Landlord, the space (the "Demised Premises") containing 87,550 rentable square feet shown on Exhibit "A" attached hereto and made a part hereof, in the buildings (the "Buildings") erected on Lot #1 (the "Land") as shown on Exhibit "K", which Land is depicted on that certain subdivision plan entitled "Plan of Minor Subdivision" prepared by Ezra Golub Associates and recorded in the Clerk's Office of Middlesex County in Book 4300, page 868 (the "Plan"), and which comprises a portion of the South Brunswick Corporate Center, 431 Ridge Road, Dayton, New Jersey (the "Project"), together with rights of ingress and egress thereto, and with the right in common with others to use, to the extent applicable, the elevators and common lobbies, loading docks, passageways, stairways and vestibules, and to pass over and park on those areas designated by Landlord for tenant parking. The Buildings contain 142,385 rentable square feet and are depicted as Building 2 ("Building 2") and Building 4 (the "UPS Building") on the Plan.

2. LEASE TERM. The Lease Term (the "Lease Term") shall commence on July 1, 1996 (the "Commencement Date") and shall continue until December 31, 2006, unless extended or sooner terminated as provided herein.

     The first lease year of the Lease Term shall commence on the Commencement Date and shall end (i) on the day immediately preceding the first anniversary of the Commencement Date, if the Commencement Date is the first day of the month, or (ii) on the last day of the month in which the first anniversary of the Commencement Date occurs, if the Commencement Date is any day other than the first day of a calendar month. Each subsequent lease year shall be a period of twelve months, commencing on the day immediately following the expiration of the prior lease year and expiring on the day immediately preceding the anniversary of the commencement of such lease year.

3. FIXED RENT. Fixed rent (the "Fixed Rent") is payable by Tenant beginning on the Commencement Date in monthly installments equal to one-twelfth (1/12th) of the total annual Fixed Rent (the "Annual Fixed Rent") payable for the applicable Lease Year as set forth in Exhibit "B" attached hereto, without prior notice or demand, and without any setoff or deduction whatsoever, in advance, on the first day of each month at such place as Landlord may direct, except that the Fixed Rent for the first full month of the Lease Term will be paid on the date of execution of this Lease. The Annual Fixed Rent set forth herein is an annualized amount. In addition, if the Lease Term commences on a day other than the first day of a calendar month, Tenant shall pay to Landlord, on or before the Commencement Date of the Lease Term, a pro rata portion of the monthly installment of rent (including Fixed Rent and any Additional Rent, as hereinafter defined), such pro rata portion to be based on the actual number of calendar days remaining in such partial month after the Commencement Date of the Lease Term. If the Lease Term shall expire on other than the last day of a calendar month, such monthly installment of Fixed Rent and Additional Rent shall be prorated for each calendar day of such partial month. Upon the second occurrence and those thereafter within any six-month period during the Lease Term, if any portion of Fixed Rent, Additional Rent or any other sum payable to Landlord hereunder shall be due and unpaid for more than ten (10) days, Tenant shall pay to Landlord, without notice or demand, a late charge equal to 5% of such overdue amount to partially compensate Landlord for its administrative costs. Tenant acknowledges that such late fee is a reasonable approximation of such costs and does not constitute a penalty. In addition, all amounts overdue and unpaid in excess of ten (10) days after notice by Landlord that such amounts are overdue and unpaid shall bear interest at a rate equal to two percent (2%) per annum greater than the prime rate of interest as published in the Wall Street Journal, eastern edition, from time to time (the "Default Rate"), as the same may change from time to time, from the due date until the date of payment thereof by Tenant, provided, however, that nothing contained herein or elsewhere in this Lease shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Landlord and Tenant understand and agree that memos written on rental checks or any other payment forms delivered to Landlord do not and shall not, throughout the Lease Term hereunder, constitute satisfaction of any current or outstanding debt of Tenant pursuant to this Lease, and, provided further that any such memo shall not preclude Landlord from recovering any balance of any sum or sums due under this Lease. In addition, a letter or similar type statement accompanying any rental check or payment form delivered to Landlord pursuant to this Lease also shall have no force or effect under this Lease as such may relate to the satisfaction of any debt of Tenant hereunder.

4. ADDITIONAL RENT. Tenant shall pay, without any setoff or deduction whatsoever, the Tax Adjustment and the Operating Expense Adjustment, as such terms are defined in Exhibit "C" hereto, in the amounts and in the manner set forth in Exhibit "C." The Tax Adjustment, the Operating Expense Adjustment and all other sums due hereunder (other than Fixed Rent) are sometimes hereinafter referred to together as the Additional Rent.

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5.   USE OF DEMISED PREMISES.

     5.1. Subject to all other restrictions set forth in this Lease, the Tenant may use the Demised Premises only for the installation, operation and maintenance (including repair and replacement) of equipment and facilities in connection with Tenant's telecommunications business, executive and general office uses and any other legally permitted uses related thereto, and for no other purpose. For purposes of this Lease, the term "general office use" shall not include use as a school, college, university or educational institution of any type other than the training of Tenant's customers, agents and employees, use as a governmental agency, use for any purpose which is not consistent with the operation of the Buildings as first-class office buildings, use as an employment, recruitment or temporary help service or agency, or any use involving regular traffic by the general public.

     5.2. Tenant shall not use or permit any use of the Demised Premises which creates any safety or environmental hazard, or which would: (i) be dangerous to the Demised Premises, the Buildings, or other tenants in the Buildings, (ii) be disturbing to other tenants of the Buildings, or (iii) cause any increase in the premium cost for any insurance which Landlord may then have in effect with respect to the Buildings generally, unless Tenant refuses to pay such additional costs.

     5.3. This Lease includes the right of Tenant to use the Common Building Facilities in common with other tenants of the Buildings. The words "Common Building Facilities" shall mean all of the facilities in or around the Buildings designed and intended for use by the tenants of the Buildings in common with Landlord and each other, including corridors; elevators; fire stairs; telephone and electric closets; telephone trunk lines and electric risers; aisles; walkways; truck docks; plazas; the roof and Building Parking Area to the extent not reserved for exclusive use by Landlord or others; courts; restrooms; service areas; lobbies; landscaped areas, and all other common and service areas of the Buildings intended for such use on the date hereof; excluding, however, (1) that part of the roof of the Buildings licensed for the exclusive use of Tenant in accordance with Section 33.7 and/or 33.8 and (2) the restrooms, lobbies, corridors and telephone and electric closets on floors leased entirely by Tenant which shall be for the exclusive use of Tenant and shall not be used in common with other tenants or occupants of the Buildings.

     5.4. (a) During the Term, Tenant shall comply with all statutes, rules, ordinances, orders, codes and regulations, other governmental requirements and legal requirements and standards issued thereunder (collectively referred to in this Lease as the "Laws") which are applicable to Tenant's use and occupancy of the Demised Premises. Nothing herein shall be deemed to impose any obligation upon Tenant for any elements of the Structure or Building Service Systems for which Tenant is not otherwise responsible pursuant to the provisions of this Lease or for any restorations, alterations, replacements or repairs to the Buildings required to be made by Landlord pursuant to the provisions of this Lease.

          (b) (i) Except as otherwise set forth herein, Landlord shall comply with all Laws which (1) affect the Buildings and Land or (2) relate to the performance by Landlord of any duties or obligations to be performed by Landlord under this Lease. Landlord represents that, except as otherwise set forth in Exhibit "H" and with regard to matters covered by the Americans with Disabilities Act, the Buildings and Land are in compliance with all applicable Laws as of the date of this Lease. Except as otherwise set forth in Exhibit "H", Landlord shall be responsible for ensuring that the Buildings and Land shall at all times from the date hereof to the date of expiration of this Lease comply with all design, construction, energy conservation, environmental, fire, health, and safety Laws, provided, however, that Tenant shall be responsible for ensuring, at its sole cost, that the Tenant Work (as defined in Exhibit "L") and any other alterations, additions or improvements to the Buildings or on the Land constructed by Tenant (collectively with the Tenant Work, "Tenant Improvements") comply, at all times from the date hereof to the date of expiration of this Lease, with all design, construction, energy conservation, environmental, fire, health, and safety Laws and the requirements of Landlord's insurance underwriters.

               (ii) All boilers and other pressure vessel equipment shall be constructed and maintained by Landlord in accordance with ASME Standards and Codes.

              (iii) Landlord shall regularly inspect and maintain the HVAC system and treat the cooling tower with U.S. Environmental Protection Agency registered chemicals to prevent the buildup of slime, algae, and bacteria, and shall follow the current practices of the American Society of Heating, Refrigeration and Air Conditioning Engineers.

6. COMPLETION OF DEMISED PREMISES. Tenant agrees to accept possession of the Demised Premises in an "AS IS" condition, subject to the right of any existing tenant to remove its personal property or improvements, except for the work to be performed by Landlord pursuant to Exhibit "D." Landlord will promptly correct any latent defects in the Buildings, other than those relating to Tenant Improvements, provided that such defects are reported to Landlord within six months after the Commencement Date.

7.   ALTERATIONS OR IMPROVEMENTS BY TENANT.

     7.1. (a) Except as otherwise provided in Exhibit "L", Tenant shall not during the Lease Term make any alterations, additions or improvements to the Demised Premises (including, without limitation, the Demised Premises Service Systems) in excess of $25,000 without the prior written approval of Landlord, and then only in accordance with plans and specifications previously approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, provided, however, that such approval may be subject to reasonable conditions including, without limitation, that Tenant be required to pay for any out-of-pocket cost to Landlord occasioned thereby. Notwithstanding the foregoing, Landlord agrees that Tenant shall be permitted, if necessary, to reinforce a portion of the floor(s) within the Demised Premises to support battery stacks and other equipment.

          (b) The words "Demised Premises Service Systems" shall mean the electrical, HVAC, mechanical, plumbing, safety and health and telecommunication (voice/data/signal) systems that directly service only the Demised Premises from a localized point of distribution. Such systems are dedicated to the Demised Premises at their available capacities and do not service any space other than the Demised Premises.

          (c) In the event of a dispute arising concerning the provisions of this Section 7.1, either party shall be permitted to submit such dispute to arbitration under the provisions of Section 32 hereof.

     7.2. (a) Except as otherwise provided in Exhibit "L", Tenant shall not alter, improve, replace or change the Building Service Systems or the Structure except in accordance with this Section 7.2. Tenant may make alterations, improvements, replacements and other changes to the Building Service Systems and to the Structure, provided that Landlord consents thereto, which consent may be withheld at Landlord's reasonable discretion.

          (b) If Tenant desires to make alterations, improvements, replacements or other changes to the Structure or Building Service Systems, Tenant shall make a request for Landlord's approval by submitting to Landlord a list of proposed contractors and detailed plans and specifications for the work to be performed. Landlord shall respond within ten (10) business days from receipt of the same, approving those contractors and those portions of the work that are acceptable and disapproving those contractors and portions of the work that are, in Landlord's reasonable judgment, unacceptable, and specifying in detail the nature of Landlord's objection.

          (c) The words "Building Service Systems" shall mean the electrical, HVAC, mechanical, plumbing, safety and health and telecommunication (voice/data/signal) systems that service the Buildings up to the point of localized distribution. Such systems provide the main source of supply and distribution throughout the Buildings.

          (d) The word "Structure" shall mean bearing walls, roof, exterior walls, support beams, foundation, window frames, floor slabs and support columns of the Buildings.

          (e) In the event of a dispute arising concerning the provisions of this Section 7.2, either party shall be permitted to submit such dispute to arbitration under the provisions of Section 32 hereof.

     7.3. Regardless of whether or not Tenant is required under this Lease to obtain Landlord's consent to the construction of a particular Tenant Improvement, Tenant shall, in all cases, prior to construction of the Tenant Improvement, provide Landlord, with (i) notice of its intent to construct such Tenant Improvement, and (ii) copies of all permits required to construct the Tenant Improvement. All Tenant Improvements shall be constructed in accordance with the requirements of all applicable laws, ordinances, regulations, codes and other requirements of governmental authorities and with the regulations of Landlord's insurance underwriter. In addition, all Tenant Improvements shall be constructed in a thorough, first-class and workmanlike manner and shall be in good and usable condition at the date of completion. At any time and from time to time during the construction of the Tenant Improvements, Landlord, Landlord's architect and Landlord's general contractor may enter upon the Demised Premises and inspect the Tenant Improvements for the protection of the Buildings and/or any premises adjacent to the Demised Premises. Such inspection shall, however, be for Landlord's benefit only and may not be relied upon by Tenant or any other party. When constructing any Tenant Improvements, Tenant shall comply with the requirements of Sections 7, 8, 9, 10, 11 and 12 of Exhibit "L" attached hereto.

          (a) In the event of a dispute arising concerning the provisions of this Section 7.3, either party shall be permitted to submit such dispute to arbitration under the provisions of Section 32 hereof.

     7.4. Tenant Improvements shall be deemed part of the Buildings and shall not be removed by Tenant. Notwithstanding the foregoing, by notice to Tenant given at the time of approval, Landlord may require that Tenant either: (i) remove any such alterations, additions or improvements, repair any damage to the Buildings or the Demised Premises occasioned by their installation or removal, and restore the Demised Premises to substantially the same condition as existed prior to the time when any such alterations, additions or improvements were made, or (ii) reimburse Landlord for the cost of such removal, repair and restoration. With regard to any alterations, additions or improvements which Tenant is entitled to construct without Landlord consent, Tenant may, prior to constructing such alterations, additions or improvements, request that Landlord inform Tenant whether it will require that such alterations, additions or improvements be removed and Landlord shall, with reasonable promptness, so inform Tenant.

          (a) In the event of a dispute arising concerning the provisions of this Section 7.4, either party shall be permitted to submit such dispute to arbitration under the provisions of Section 32 hereof.

     7.5. As used in this Lease, the term "Tenant Improvements" shall not include Tenant's moveable personal property, trade fixtures and equipment (collectively, "Tenant's Owned Property"). Tenant's Owned Property shall be owned by and remain the property of Tenant and, subject to the provisions of
Section 15, Tenant may remove all or any of Tenant's Owned Property at any time during the Term. If Tenant removes such things or any of them, Tenant shall not be required to remove pipes, wires and the like from the walls, ceilings or floors, provided Tenant properly cuts, disconnects and caps such pipes and wires and seals them off as required by Laws and Landlord's insurance underwriters.

          (a) In the event of a dispute arising concerning the provisions of this Section 7.5, either party shall be permitted to submit such dispute to arbitration under the provisions of Section 32 hereof.

8.   COVENANTS OF LANDLORD.

     8.1. Tenant shall be granted access to the Demised Premises, including facilities for loading, unloading, delivery and pickup in the ordinary course of business, twenty-four (24) hours per day, seven (7) days a week. Landlord shall provide passenger elevator service twenty-four (24) hours a day, seven
(7) days a week, and freight elevator service as reasonably required by Tenant, subject to reasonable outages for repairs or maintenance.

     8.2. Landlord will supply, for normal office use, heat or air conditioning Monday through Friday from 7:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 1:00 p.m. local time excluding Holidays (as defined in Exhibit "J"), elevator service (where applicable), janitorial and cleaning services as set forth in Exhibit "E" hereto, electricity, and hot and cold potable water, all in amounts consistent with services provided in similar first-class buildings in the community, provided that: (i) Landlord shall not be liable for failure to supply or interruption of any such service by reason of any cause beyond Landlord's reasonable control and Landlord shall not be liable for consequential damages in any event; (ii) Landlord shall install meters to measure the electricity consumed on the Demised Premises and Tenant shall pay directly for the cost of Tenant's electrical consumption in the Demised Premises (which shall, for purposes of this Section, exclude base building heating and cooling, and common area electricity, the cost of which is included in Operating Expenses); (iii) if Tenant requires janitorial and cleaning services beyond those provided by Landlord, Tenant shall arrange for such additional services through Landlord, and Tenant shall pay Landlord for such additional services upon receipt of billing therefor; and (iv) if Tenant requires installation of a separate or supplementary heating, cooling, ventilating and/or air conditioning system Tenant shall pay all costs in connection with the furnishing, installation and operation thereof.

     8.3. In the event that Tenant requires heat or air conditioning beyond the hours set forth in Section 8.2 above, Tenant shall so notify Landlord (i) before noon on the business day when such service is required for the evening or (ii) by noon of the preceding business day when such service is required on a Saturday, Sunday or Holiday, and Tenant shall pay Landlord for Landlord's actual costs incurred thereby, within thirty (30) days of being billed therefor. Any such bill shall include a tabulation of the days and hours upon which such services were provided.

     8.4. Landlord shall make all necessary repairs to the exterior windows, walls and other structural parts of the Demised Premises and the Buildings, the base building plumbing, heating, ventilating, air conditioning and electrical systems, the roofs of the Buildings, the common areas of the Buildings, and the parking areas, sidewalks and other common areas of the Land, and shall keep all such common areas reasonably free of debris, ice and snow. Notwithstanding the foregoing, Landlord shall not be obligated to make any such repair until the expiration of a reasonable period of time after Landlord becomes aware that such repair is needed. Furthermore, in no event shall Landlord be obligated to repair any damage caused by any act, omission or negligence of Tenant or any of its employees, agents, invitees, licensees, subtenants or contractors, or any defect or damage attributable to failure by Tenant or any of its employees, agents, invitees, licensees, subtenants or contractors to construct any Tenant Improvements in compliance with the terms of this Lease. Tenant shall reimburse Landlord for all costs and expenses of repairing and replacing all damage or injury to the Buildings caused by Tenant or any of its employees, agents, invitees, licensees, subtenants or contractors, or by all or any of them moving in or out of the Buildings, or by installation or removal of furniture, fixtures or other property by all or any of them, or by the failure of all or any of them to construct any Tenant Improvements in compliance with the terms of this Lease. Such costs and expenses shall be payable as Additional Rent hereunder and shall be paid by Tenant within thirty (30) days after Tenant is billed therefor.

     8.5. Tenant, upon paying the Annual Fixed Rent and all Additional Rent when due, and upon observing, keeping and performing when required all of the covenants, agreements and conditions of this Lease on Tenant's part to be observed, kept and performed, shall quietly have and enjoy the Demised Premises throughout the Lease Term without hindrance or molestation by Landlord or by anyone claiming in, through or under Landlord, subject, however, to the terms of this Lease.

     8.6. (a) If, after notice by Tenant, Landlord fails or refuses to make any repairs, restoration, or replacements which it is required to make under
Section 8 or elsewhere in this Lease (other than repairs following a casualty, which are covered in Section 12) within thirty (30) days, or if such repairs, restorations or replacements cannot reasonably be made within thirty (30) days, if Landlord shall not commence such repairs within thirty
(30) days and thereafter diligently pursue the same to completion, Tenant may declare an event of default and cure such default. Landlord shall reimburse Tenant for the cost of such cure within thirty (30) days after Landlord receives Tenant's invoice.

          (b) In the event of a dispute arising concerning the provisions of this Section 8.6, either party shall be permitted to submit such dispute to arbitration under the provisions of Section 32 hereof.

     8.7. If, by reason of an emergency, repairs, restoration, or replacements become necessary and by the provisions hereof are the responsibility of Landlord, Tenant may make such repairs, restoration or replacements which, in the opinion of Tenant, are necessary for the preservation of the Demised Premises, or of the safety or health of the occupants in the Project, or of Tenant's Owned Property, or are required by the Laws; provided, however, that Tenant shall first make a reasonable effort to inform Landlord before making them.

9.   COVENANTS OF TENANT.

     9.1. Tenant will, at Tenant's sole cost and expense, keep the Demised Premises and the fixtures and appurtenances therein in good order and repair at all times, reasonable wear and tear excepted. Such obligation shall include, without limitation, all plumbing, heating, ventilating, air conditioning and electrical systems exclusively serving the Demised Premises from the point that such systems connect to the base building systems on each floor. Notwithstanding the foregoing, Landlord may, upon thirty (30) days' written notice (except in case of emergency), but shall not be required to, perform all or any portion of Tenant's repair obligations as set forth above on Tenant's behalf. In such event, following the performance of such repairs by Landlord, Landlord shall charge Tenant the amount of the expense therefor.
 If Tenant fails to pay such amount within thirty (30) days following delivery of Landlord's invoice therefor, such amount shall thereafter bear interest at the Default Rate until the date of payment by Tenant. In the event Landlord does not elect to perform all or any portion of Tenant's repair obligations as set forth above and Tenant fails to make such repairs within thirty (30) days of the date such work becomes necessary, Landlord may, but shall not be required to, perform such work and charge the amount of the expense therefor, with interest accruing and payable thereon, all in accordance with Section 19 below;

     9.2. Tenant will comply with any covenants, easements and restrictions governing the Land or Buildings (including, but not limited to (i) that certain Declaration of Cross-Easements, Covenants and Restrictions of South Brunswick Corporate Center made by Landlord, dated October 9, 1995 and to be recorded in the Clerk's Office of Middlesex County and (ii) that certain Declaration of Certain Easements and Covenants of South Brunswick Corporate Center made by Landlord, dated October 9, 1995 and to be recorded in the Clerk's Office of Middlesex County) and shall indemnify, defend and hold Landlord harmless from all consequences from Tenant's failure to do so;

     9.3. Tenant will promptly notify Landlord of any damage to or defects in the Demised Premises of which it becomes aware, any notices of violation received by Tenant and any injuries to person or property which occur therein or claims relating thereto;

     9.4. Tenant will not place within the Demised Premises or bring into the Buildings any machinery or other personalty having a weight in excess of the design capacity of the Buildings, such capacity on above-grade floors being 60 pounds per square foot, without the prior written consent of Landlord and without full compliance with all applicable building security measures;

     9.5. Tenant will comply with the rules and regulations set forth in Exhibit "F" hereto and with all reasonable changes and additions thereto upon notice by Landlord to Tenant (such rules and regulations, together with all changes and additions thereto, being part of this Lease);

     9.6. Tenant will comply with all reasonable recommendations of Landlord's or Tenant's insurance carriers relating to layout, use, storage of materials and maintenance of the Demised Premises; and

     9.7. Tenant further agrees to the following:

          (a) As used in this Lease, the following terms shall have the following meanings:

               (i) "Environmental Laws" shall mean all federal, state or local laws, regulations, rules, ordinances or administrative or judicial rulings relating to (A) releases or threatened releases of Hazardous Materials or materials containing Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act or the New Jersey Spill Compensation and Control Act; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials (C) the transfer of industrial facilities, including, without limitation, ISRA; (D) storage tanks; or (E) otherwise relating to the environment or to the protection of human health.

               (ii) "Hazardous Materials" shall mean all chemical, biological, organic, inorganic, infectious, toxic or hazardous pollutants, contaminants, chemicals, substances, materials or wastes of whatever kind or nature, whether liquid, solid or gaseous, including, without limitation, pollutants, contaminants, chemicals, substances, materials and wastes regulated under, defined, listed or included in any Environmental Laws. Hazardous Materials shall include, without limitation, asbestos, polychlorinated biphenyls, and petroleum products.

              (iii) "Hazardous Materials Inventory" shall mean a comprehensive inventory of all Hazardous Materials used, generated, stored, treated or disposed of by Tenant at the Demised Premises.

               (iv) "ISRA" shall mean the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder, as amended from time to time.

               (v) "Losses" shall mean all liabilities, obligations, losses, damages, penalties, actions, judgment, lawsuits, costs, expenses, disbursements, orders or decrees, including, without limitation, attorneys' and consultants' fees and expenses.

               (vi) "NJDEP" shall mean the New Jersey Department of Environmental Protection.

          (b) Tenant shall not use the Demised Premises, the Buildings or the Land for the generation, use, manufacture, recycling, transportation, treatment, storage, handling, discharge or disposal of any Hazardous Materials; provided, however, that the foregoing shall not be deemed or construed to prohibit Tenant's possession or use of products containing Hazardous Materials so long as such products are commonly found in an office environment or non-manufacturing telecommunications business and are handled, stored, used and disposed of in compliance with all Environmental Laws. Furthermore, Tenant will not engage in any activity at the Demised Premises, the Buildings or the Land which poses a risk of damage to the environment or which would subject Tenant, Landlord, the Demised Premises, the Buildings or the Land to responsibility or liability under any Environmental Law.

          (c) Tenant shall (i) comply with all Environmental Laws in connection with Tenant's use or occupancy of the Demised Premises, Buildings and Land; (ii) obtain, maintain in full force and effect, and comply with, all permits required under Environmental Laws; (iii) comply with all record keeping and reporting requirements imposed by Environmental Laws concerning the use, handling, treatment, storage, disposal or release of Hazardous Materials on the Demised Premises, Buildings and Land; (iv) report to Landlord any release or discharge of Hazardous Materials within two business days of such discharge or release; (v) provide to Landlord copies of all written reports concerning such discharge of Hazardous Materials that are required to be filed with Governmental Entities under Environmental Laws;
(vi) maintain and annually update a Hazardous Materials Inventory with respect to Hazardous Materials used, generated, treated, stored or disposed of at the Demised Premises, Buildings and Land; and (vii) make available to Landlord for inspection and copying (at Landlord's expense), upon reasonable notice and at reasonable times, such Hazardous Materials Inventory and any other reports, inventories or other records required to be kept under Environmental Laws concerning the use, generation, treatment, storage, disposal or release of Hazardous Materials.

          (d) In the event that Tenant's operations at the Demised Premises, Buildings or Land cause any part of the Demised Premises, Buildings or Land, to be deemed an industrial establishment (as such term is defined by ISRA) and such Tenant takes any action that triggers the applicability of ISRA, Tenant shall: (i) take all steps necessary to achieve compliance with ISRA with respect to such transaction or event; (ii) pay all costs and fees associated with achieving compliance with ISRA in connection with such matter; and (iii) provide Landlord with copies of: (a) all correspondence with the NJDEP; (b) all field and laboratory data generated by or on behalf of Tenant; and (c) all reports, summaries proposals and recommendations submitted to the NJDEP in connection with such matter.

          (e) Tenant does hereby agree to indemnify, defend and save harmless Landlord from any and all Losses resulting from any claim, demand, liability, obligation, right or cause of action, including but not limited to governmental action or other third party action, (collectively, "Claims"), that is asserted against or incurred by Landlord, the Demised Premises, the Buildings or the Land as a result of Tenant's breach of any representation, warranty, or covenant hereof; or arising out of the operations or activities or presence of Tenant or any assignee, sublessee, agent, or representative of Tenant at the Demised Premises, the Buildings or the Land; or arising from environmental conditions or violations at the Demised Premises including without limitation the presence of Hazardous Materials at, on, or under the Demised Premises or the discharge or release of Hazardous Materials from the Demised Premises, provided, however, that Tenant shall not be obligated to indemnify Landlord under this paragraph if (i) the Claim arises due to events or conditions which occurred prior to the date of this Lease or (ii) Tenant is not responsible for such Claim under Environmental Laws, except as consequence of any negligence or willful misconduct of Landlord.

          (f) Landlord does hereby agree to indemnify and save harmless Tenant from all Losses resulting from any Claims that are asserted against Tenant or the Demised Premises as a result of the presence of Hazardous Materials at the Demised Premises (i) deposited at the Demised Premises prior to the date of this Lease or (ii) for which Tenant is not responsible under Environmental Laws. To the best of Landlord's knowledge, the Buildings and Demised Premises are in compliance with Environmental Laws as of the date hereof.

          (g) The indemnities contained herein and the environmental representations, warranties and covenants of Landlord and Tenant shall survive termination of this Lease.

          (h) Exhibit "H" contains a summary of certain environmental conditions on the Property concerning which International Business Machines Corporation ("IBM") has certain remediation obligations pursuant to an agreement with Landlord and various agreements with NJDEP.

10.  ASSIGNMENT AND SUBLETTING.

     10.1. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Demised Premises or permit the same to be occupied or used by anyone other than Tenant or its employees, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. It will not be unreasonable for Landlord to withhold its consent if the financial responsibility or business of a proposed assignee or subtenant is unsatisfactory to Landlord, or if Landlord deems such business not to be consonant with that of other tenants in the Buildings.

     10.2. Tenant's request for consent to any sublet or assignment shall be in writing and shall contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, its intended use of the Demised Premises, and the terms and conditions of the proposed assignment or subletting. Within twenty (20) days from receipt of such request, Landlord shall either: (1) grant or refuse consent; or (2) if the request is for consent to a proposed assignment of this Lease, to terminate this Lease and the Lease Term effective as of the last day of the third month following the month in which the request was received.

     10.3. Each assignee hereunder shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in form and substance satisfactory to Landlord containing a covenant of assumption by the assignee, but the failure or refusal of assignee to execute and deliver the same shall not release assignee from its liability as set forth herein. Any sublease or assignment document shall comply with the requirements of Section 5 of this Lease. Fifty percent (50%) of any profit or additional consideration or rent in excess of the Fixed Rent or Additional Rent payable by Tenant hereunder which is payable to Tenant as a result of any assignment or subletting (excluding any assignment or subletting to Related Parties (as defined hereafter)) after subtraction of Tenant's subleasing expenses, shall be paid to Landlord as Additional Rent when received by Tenant; provided that, in no event shall any rental paid for use of Tenant's Owned Property be payable to Landlord. Any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of any part of the Demised Premises. Notwithstanding the foregoing, Tenant shall have the right to place the telecommunication equipment of other tenants and/or other of its customers on the Demised Premises and such placement shall not be deemed an assignment or sublease, provided, however, that except for a right of use, neither such placement nor any agreement between Tenant and any other tenant or customer with regard to such placement shall grant to any such tenant or customer any rights whatsoever in or to the Demised Premises.

     10.4. Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant with the provisions of this Section or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions in this Lease contained.

     10.5. Notwithstanding any of the foregoing, Tenant may assign or sublet this Agreement, or any portion thereof, without Landlord's consent, to any entity (i) which controls, is controlled by or is under common control with Tenant, (ii) resulting from the merger or consolidation with Tenant, or to any entity which acquires all of the assets of Tenant as a going concern or the assets of the business that is being conducted on the Demised Premises, (iii) in which Tenant, or any entity affiliated with Tenant has at least a ten percent (10%) ownership interest, or (iv) which has entered into a management contract with Tenant or any entity in which Tenant, or any entity having at least a ten percent (10%) ownership interest in Tenant, has at least a ten percent (10%) ownership interest (collectively, "Related Parties"). Any such assignment or sublease shall not, in any way, affect or limit the liability of Tenant under the terms of this Agreement.

11.  EMINENT DOMAIN.

     11.1. If the whole or more than fifty percent (50%) of the Demised Premises, Buildings or Land (or use or occupancy of the Demised Premises) shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or if the owner elects to convey title to the condemnor by a deed in lieu of condemnation, then this Lease shall cease and terminate on the earlier of (i) the date when title vests in such governmental or quasi-governmental authority or (ii) the date upon which such governmental or quasi-governmental authority takes possession. The Fixed Rent and Additional Rent shall be abated from and after such date.

     11.2. If fifty percent (50%) or less of the Demised Premises, Buildings or Land shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or if the owner elects to convey title to the condemnor by a deed in lieu of condemnation, and as a result thereof, in Tenant's reasonable judgment, the Demised Premises cannot be used for Tenant's permitted use as set forth herein, then this Lease shall cease and terminate on the earlier of (i) the date when title vests in such governmental or quasi-governmental authority or (ii) the date upon which such governmental or quasi-governmental authority takes possession. The Fixed Rent and Additional Rent shall be abated from and after such date.

     11.3. If fifty percent (50%) or less of the Demised Premises, Buildings or Land shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or if the owner elects to convey title to the condemnor by a deed in lieu of condemnation, and this Lease is not terminated as set forth in Section 11.2 above, the Fixed Rent and Tenant's Proportionate Share (as defined in Exhibit "C") shall be equitably adjusted from and after the earlier of (i) the date when title vests in such governmental or quasi-governmental authority or (ii) the date upon which such governmental or quasi-governmental authority takes possession. The Lease shall otherwise continue in full force and effect.

     11.4. Tenant shall have no claim against Landlord for any portion of the amount that may be awarded as damages as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat of such taking or condemnation) and all rights of Tenant or damages therefore are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, dislocation damages or for any other award which would not reduce the award payable to Landlord.

12.  CASUALTY DAMAGE.

     12.1. In the event of damage to or destruction of the Demised Premises caused by fire or other casualty, or any such damage or destruction to the Buildings or the facilities necessary to provide services and normal access to the Demised Premises in accordance herewith, Landlord shall undertake to make repairs and restorations with reasonable diligence within two hundred forty (240) days of the casualty as hereinafter provided, unless this Lease has been terminated by Landlord or Tenant as hereinafter provided or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restoration. If (i) the damage is of such nature or extent that, in Landlord's reasonable judgment, more than two hundred forty (240) days would be required (with normal work crews and hours) to repair and restore the part of the Demised Premises or Buildings which has been damaged, or (ii) the Demised Premises or the Buildings is so damaged that, in Landlord's reasonable judgment, it is uneconomical to restore or repair the Demised Premises or the Buildings, as the case may be, or (iii) less than two (2) years then remain on the current Lease Term, Landlord shall so advise Tenant promptly, and either party, in the case described in clause (i) above, or Landlord, in the cases described in clauses (ii) or (iii) above, within thirty (30) days after any such damage or destruction, shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than ten (10) days after the date of such notice. In the event that less than two (2) years remain on the current Lease Term and the damage is of such a nature or extent that, in Landlord's reasonable judgment, more than ninety (90) days would be required (with normal work crews) to repair and restore the part of the Demised Premises or Buildings which has been damaged, Tenant shall have the right to terminate this Lease by written notice to Landlord, as of the date specified in such notice, which termination date shall be no later than ten (10) days after the date of such notice.

     12.2. In the event of fire or other casualty damage, provided this Lease is not terminated pursuant to the terms of this Section and is otherwise in full force and effect, and sufficient casualty insurance proceeds are available for application to such restoration or repair, Landlord shall proceed diligently to restore the Demised Premises to substantially its condition prior to the occurrence of the damage. Landlord shall not be obligated, however, to repair or restore any improvements, alterations or additions in excess of the Building Standard Tenant Improvements (whether or not Tenant has the right or the obligation to remove the same or is required to leave the same on the Demised Premises as of the expiration or earlier termination of this Lease) unless Tenant, in a manner reasonably satisfactory to Landlord, assures or agrees to assure payment in full of all costs as may be incurred by Landlord in connection therewith. (For purposes of this Lease, the Tenant Work shall be deemed representative of "Building Standard Tenant Improvements" for the Buildings.) If there are any such improvements, alterations or additions and Tenant does not assure or agree to assure payment of the cost of restoration or repair as aforesaid, Landlord shall have the right to restore the Demised Premises to substantially the same condition as existed prior to the damage, excepting such improvements, alterations or additions. Tenant shall be responsible for the repair or restoration of all of Tenant's Owned Property located in or on the Demised Premises, subject to Section 7 and such other conditions as Landlord may require.

     12.3. Landlord shall not be required to insure any improvements, alterations or additions to the Demised Premises in excess of Building Standard Tenant Improvements, or to insure any of Tenant's Owned Property. Tenant shall, at its sole expense, insure the value of its leasehold improvements, alterations and additions in excess of Building Standard Tenant Improvements, for the purpose of providing funds to Landlord and Tenant to repair and restore the Demised Premises to substantially its condition prior to occurrence of the casualty.

     12.4. The validity and effect of this Lease shall not be impaired in any way by the failure of Landlord to complete repairs and restoration of the Demised Premises or of the Buildings within two hundred forty (240) days after commencement of the work, even if Landlord had in good faith notified Tenant that the repair and restoration could be completed within such period, provided that Landlord proceeds diligently with such repair and restoration and completes such repair and restoration within two hundred seventy (270) days after commencement of the work. In the event the work is not completed within such two hundred seventy (270) day period, Tenant shall have the right, by notice given within fifteen (15) days after the expiration of such two hundred seventy (270) day period, to terminate the Lease. In the case of damage to the Demised Premises which is of a nature or extent that Tenant's continued occupancy is in the judgment of Landlord substantially impaired, then the Annual Fixed Rent payable by Tenant hereunder and Tenant's Proportionate Share shall be equitably abated or adjusted for the duration of such impairment.

     13.  INSURANCE; INDEMNIFICATION OF LANDLORD; WAIVER OF SUBROGATION.

     13.1. Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, its representatives and Landlord's managing agent, if any, harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of (i) any accident or matter occurring on or about the Demised Premises, causing injury to persons or damage to property (including, without limitation, the Demised Premises), unless such accident or other matter resulted from the negligence or otherwise tortious act of Landlord or Landlord's agents or employees, (ii) the failure of Tenant fully and faithfully to perform the obligations and observe the conditions of this Lease, and (iii) the negligence or otherwise tortious act of Tenant or anyone in or about the Project on behalf of or at the invitation or right of Tenant. Tenant shall maintain in full force and effect, at its own expense, comprehensive general liability insurance (including a contractual liability and fire legal liability insurance endorsement) naming as an additional insured Landlord and Landlord's managing agent, if any, against claims for bodily injury, death or property damage in amounts not less than $2,000,000.00 (or such higher limits as may be determined by Landlord from time to time) and business interruption insurance in an amount sufficient to reimburse Tenant for loss of earnings attributable to prevention of access to the Buildings or the Demised Premises for a period of at least twelve (12) months. All policies shall be issued by companies having a Best's financial rating of A or better and a size class rating of XII (12) or larger or otherwise acceptable to Landlord. At or prior to the Commencement Date, Tenant shall deposit certificates of such insurance with Landlord and shall deposit with Landlord renewals thereof at least fifteen
(15) days prior to the expiration thereof. Such policy or policies of insurance or certificates thereof shall have attached thereto an endorsement that such policy shall not be canceled without at least thirty (30) days prior written notice to Landlord and Landlord's managing agent, if any, that no act or omission of Tenant shall invalidate the interest of Landlord under such insurance and expressly waiving all rights of subrogation as set forth below. At Landlord's request, Tenant shall provide Landlord with a letter from an authorized representative of its insurance carrier stating that Tenant's current and effective insurance coverage complies with the requirements contained herein. Any insurance required of Tenant hereunder may be furnished by Tenant under a blanket policy carried by it, provided that such blanket policy shall contain an endorsement that names Landlord as an additional insured, specifically references the Demised Premises, and guarantees a minimum limit available for the Demised Premises equal to or greater than the insurance amounts required under this Section. Each policy evidencing the insurance to be carried by Tenant hereunder shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

     13.2. Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by insurance then in force, even if any such fire or other casualty occurrence shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. This release shall be applicable and in full force and effect, however, only to the extent of and with respect to any loss or damage occurring during such time as the policy or policies of insurance covering such loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair such insurance or prejudice the right of the insured to recover thereunder. To the extent available, Landlord and Tenant further agree to provide such endorsements for such insurance policies agreeing to the waiver of subrogation as required herein.

14.  INSPECTION; ACCESS; CHANGES IN BUILDING FACILITIES.

     14.1. Upon reasonable notice and at reasonable times, accompanied by Tenant's employee or agent, Landlord and its agents or other representatives shall be permitted to enter the Demised Premises (i) to examine, inspect and protect the Demised Premises and the Buildings, (ii) during the last nine (9) months of the Lease Term, or prior thereto if Tenant vacates the Demised Premises, to show the Demised Premises to prospective tenants and to affix to any suitable part of the Buildings a notice for letting the Demised Premises, or (iii) to show the Demised Premises to prospective purchasers, lenders and other interested parties and to affix to any suitable part of the Buildings a notice for sale of the Buildings. Notwithstanding the foregoing, notice of entry shall not be required in the event of an emergency.

     14.2. Upon reasonable notice and at reasonable times, accompanied by Tenant's employee or agent, Landlord shall have access to and use of all areas in the Demised Premises (including exterior Buildings walls, core corridor walls and doors and any core corridor entrances), any roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Buildings facilities, as well as access to and through the Demised Premises for the purpose of operation, maintenance, decoration and repair, provided, however, that except in emergencies such access shall not be exercised so as to interfere unreasonably with Tenant's use of the Demised Premises. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided that the installation work is performed at such times and by such methods as will not materially interfere with Tenant's use of the Demised Premises, materially reduce the floor area thereof or materially and adversely affect Tenant's layout. Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access.

     14.3. Landlord reserves the right at any time upon ten (10) days' prior notice, without incurring any liability to Tenant therefor, to make such changes in or to the interior and exterior of the Buildings and the fixtures and equipment thereof, as well as in or to the entrances, halls, foyers, passages, doors, doorways, corridors, elevators, if any, stairways, bathrooms and other public parts thereof, and to the Land and any other improvements thereon, as Landlord may deem necessary or desirable; provided that there shall be no change that materially detracts from the character or quality of the Buildings or, in Tenant's reasonable judgment, materially and adversely affects Tenant's use and enjoyment of the Demised Premises and other rights granted pursuant to this Lease.

     14.4. In the event of a dispute arising concerning the provisions of this Section 14, either party shall be permitted to submit such dispute to arbitration under the provisions of Section 32 hereof.

15. DEFAULT. Any other provisions in this Lease notwithstanding, it shall be an event of default ("Event of Default") under this Lease if: (i) Tenant fails to pay any installment of Fixed Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues for a period of ten (10) days after written notice from Landlord of such failure, or (ii) Tenant fails to observe or perform any other covenant or agreement of Tenant herein contained and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than 30 days, or (iii) Tenant uses or occupies the Demised Premises other than as permitted hereunder, or (iv) Tenant assigns or sublets, or purports to assign or sublet, the Demised Premises or any part thereof other than in the manner and upon the conditions set forth herein, or (v) Tenant abandons or vacates the Demised Premises without paying rent, (vi) Tenant files a petition commencing a voluntary case, or has filed against it a petition commencing an involuntary case, under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under any similar law, or files or has filed against it a petition or answer in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law, and, in the case of any such involuntary action, such action shall not be dismissed, discharged or denied within sixty (60) days after the filing thereof, or Tenant consents or acquiesces in the filing thereof, or (viii) if Tenant is a banking organization, Tenant files an application for protection, voluntary liquidation or dissolution applicable to banking organizations, or
(ix) a custodian, receiver, trustee or liquidator of Tenant or of all or substantially all of Tenant's property or of the Demised Premises shall be appointed in any proceedings brought by or against Tenant and, in the latter case, such entity shall not be discharged within sixty (60) days after such appointment or Tenant consents to or acquiesces in such appointment, or (x) Tenant shall generally not pay Tenant's debts as such debts become due, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or (xi) any of the foregoing occurs as to any guarantor or surety of Tenant's performance under this Lease, or such guarantor or surety defaults on any provision under its guaranty or suretyship agreement. The notice and grace period provisions in clauses (i) and (ii) above shall have no application to the Events of Default referred to in clauses (iii) through (x) above or, to the extent applicable, (xi).

16.  LANDLORD'S REMEDIES.

     16.1. Upon the occurrence of any Event of Default, Landlord at any time thereafter may at its option exercise any one or more of the following remedies:

          (a) Landlord may terminate this Lease, by written notice to Tenant, without any right by Tenant to reinstate its rights by payment of rent due or other performance of the terms and conditions hereof. Upon such termination Tenant shall immediately surrender possession of the Demised Premises to Landlord, and Landlord shall immediately become entitled to receive from Tenant an amount equal to the aggregate of all Fixed Rent and Additional Rent (which Additional Rent shall be fixed at the level of the last complete Operating Year prior to such termination) reserved under this Lease for the balance of the Lease Term, determined as of the date of such termination.

          (b) Landlord may, at Landlord's option, with or without terminating this Lease, enter upon the Demised Premises and remove any and all persons therefrom and take and retain possession thereof by any means available to Landlord, including summary dispossess proceedings.

          (c) If Landlord elects to terminate Tenant's right to possession only, without terminating the Lease, Landlord may, at the Landlord's option, enter into the Demised Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligations to pay the rent hereunder for the full term or for any other of its obligations under this Lease. Landlord may, but will not be under obligation to, relet all or any part of the Demised Premises in any manner, for any term, for such rent and upon terms satisfactory to Landlord and may decorate or make any repairs, changes, alterations or additions in or to the Demised Premises that may be necessary or convenient. If Landlord does not relet the Demised Premises, Tenant will pay the Landlord on demand all amounts due from Tenant to Landlord under this Lease for the remainder of the Lease Term. If the Demised Premises are relet, Tenant shall pay any excess of the rent over the actual proceeds of such reletting, net of all expenses, including repairs or construction costs and leasing commissions. If the Demised Premises are at the time of any Event of Default sublet or leased by Tenant to others, Landlord may collect rents due from any subtenant or other tenant and apply such rents to the rent and other amounts due hereunder without in any way affecting Tenant's obligation to Landlord hereunder.

          (d) Landlord may declare Fixed Rent and all items of Additional Rent (the amount thereof to be based on historical amounts and Landlord's estimates for future amounts) for the entire balance of the then current Lease Term immediately due and payable, together with all other charges, payments, costs, and expenses payable by Tenant as though such amounts were payable in advance on the date the Event of Default occurred.

          (e) Landlord may remove all persons and property from the Demised Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, upon service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

     16.2. No expiration or termination of this Lease Term by operation of law or otherwise (except as expressly provided herein), and no repossession of the Demised Premises or any part thereof shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession, and Landlord may, at its option, sue for and collect all rent and other charges due hereunder at any time as and when such charges accrue.

     16.3. In the event of breach or threatened breach by Tenant of any provision of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for herein.

     16.4. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated, or in the event of Landlord obtaining possession of the Demised Premises, or in the event Tenant is evicted or dispossessed for any cause, by reason of violation by Tenant of any of the provisions of this Lease.

     16.5. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

     16.6. In the event that Landlord commences suit for the repossession of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, Tenant shall, if Landlord shall prevail in such suit, pay to Landlord all reasonable expenses incurred in connection therewith, including reasonable attorneys' fees.

17. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant (including expiration of any applicable cure periods), then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of Landlord's expense, with interest accruing and payable thereon at the Default Rate as of the date of the expenditure by Landlord or as of the date of payment thereof by Tenant, whichever is higher, from the date paid or incurred by Landlord to the date of payment thereof by Tenant. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Fixed Rent, but the making of such payment or the taking of such action by Landlord shall not operate to cure such default by Tenant or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

18. TENANT'S REMEDIES. In the event of breach or threatened breach by Landlord of any provision of this Lease, Tenant shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for herein.

19. ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time, at the request of Landlord, upon ten (10) business days notice, execute and deliver to Landlord a certificate in the form of Exhibit "G" attached hereto or some other reasonable form supplied by Landlord, it being intended that any such certificate delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing.

20. HOLDING OVER. If Tenant retains possession of the Demised Premises or any part thereof after the termination of this Lease by expiration of the Lease Term or otherwise, in the absence of any written agreement between Landlord and Tenant concerning any such continuance of the Lease Term, Tenant shall pay Landlord (i) an amount, calculated on a per diem basis for each day of such unlawful retention, equal to the greater of (a) 150% the Annual Fixed Rent in effect immediately prior to the expiration or earlier termination of the Lease Term, or (b) the market rental for the Demised Premises, as determined by Landlord, for the time Tenant thus remains in possession, plus, in each case, all Additional Rent and other sums payable hereunder. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Demised Premises, all Tenant's obligations with respect to the use, occupancy and maintenance of the Demised Premises shall continue during such period of unlawful retention.

21. SURRENDER OF DEMISED PREMISES. Tenant shall, at the expiration or earlier termination of this Lease, promptly surrender the Demised Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and casualty. Any of Tenant's Owned Property which shall remain in the Demised Premises after the expiration or earlier termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as Landlord's property or may be disposed of in such manner as Landlord may see fit, provided that, notwithstanding the foregoing, Tenant shall, upon request of Landlord made prior to or within a reasonable period after the expiration or earlier termination of this Lease, promptly remove from the Buildings any such Tenant's Owned Property at Tenant's sole cost and expense. Should Tenant fail to do so, Landlord may do so, and the cost and expense thereof, together with interest at the Default Rate from the date such costs and expenses are incurred by Landlord, shall be paid by Tenant to Landlord as "Additional Rent" within fifteen (15) days after Tenant is billed therefor. If such Tenant's Owned Property or any part thereof shall be sold by Landlord, Landlord may receive and retain the proceeds of such sale as Landlord's property.

22.  SUBORDINATION, ATTORNMENT AND NONDISTURBANCE.

     22.1. This Lease and the estate, interest and rights hereby created are subordinate to any mortgage now or hereafter placed upon the Buildings or the Land or any estate or interest therein, including, without limitation, any mortgage on any leasehold estate, and to all renewals, modifications, consolidations, replacements and extensions of same as well as any substitutions therefor. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the Buildings or the Land, including any mortgagee or holder of any estate or interest having priority over this Lease, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the Lease Term. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage. Tenant, if requested by Landlord, shall execute such instruments in recordable form as may reasonably be required by Landlord in order to confirm or effect the subordination or priority of this Lease, as the case may be, and the attornment of Tenant to future landlords in accordance with the terms of this Section.

     22.2. With respect to any existing lease, estate, interest and/or mortgage, no later than the date sixty (60) days after Tenant executes and delivers this Lease, and with respect to any future lease, estate and/or mortgage, on or before the effective date thereof, Landlord shall obtain from its lessor and/or mortgagee, as the case may be, a written agreement with Tenant in a form substantially in conformity with the form attached hereto as Exhibit "M", which agreement shall be binding on their respective legal representatives, successors and assigns and shall provide, among other provisions, that so long as this Lease shall be in full force and effect (a) Tenant shall not be joined as a defendant in any proceeding which may be instituted to terminate or enforce the lease or to foreclose or enforce the mortgage, and (b) Tenant's possession and use of the Demised Premises in accordance with the provisions of this

Lease shall not be affected or disturbed by reason of the subordination to or any modification of or default under the ground or underlying lease or mortgage. If such lessor and/or mortgagee or any successor -in-interest shall succeed to the rights of Landlord under this Lease, whether through possession, surrender, assignment, subletting, judicial or foreclosure action, or delivery of a deed or otherwise, Tenant will attorn to and recognize such successor-landlord as Tenant's landlord and the successor-landlord will accept such attornment and recognize Tenant's rights of possession and use of the Demised Premises in accordance with the provisions of this Lease. This clause shall be self-operative and no further instrument of attornment or recognition shall be required.

23. BROKERS. The parties agree that Buschman/Jackson-Cross, Inc. (the "Broker") and Cushman and Wakefield, Inc. (the "Cooperating Broker") are the real estate broker and cooperating broker, respectively, who have brought the parties together in connection with the transactions contemplated hereby and that Landlord shall be responsible for all brokerage commissions to be paid to Broker and Cooperating Broker on the terms and conditions set forth in a separate agreement between Landlord and Broker. Each party represents and warrants to the other that he, she or they have not made any agreement or taken any action which may cause anyone (other than Broker or Cooperating Broker) to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person (other than Broker or Cooperating Broker) by reason of such party's breach of his, her or their representation or warranty contained in this Section.

24. NOTICES. All notices or other communications hereunder shall be in writing and shall be sent to the address of the party for whom such notice is intended as set forth below (or to such other address as a party may hereafter designate for itself by notice to the other party as required hereby). Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid, by prepaid overnight delivery service, or by hand delivery. Any such notice or communication shall be deemed to have been given: if hand delivered, then when delivered or when such delivery is refused; if sent by an overnight delivery service, then on the day following the day deposited with such service; or if sent by registered or certified mail, then on the third business day following the date deposited in the United States mails. All notices and communications to Tenant may also be given by leaving same at the Demised Premises during the hours set forth in Section 8 hereof.

     24.1. If to Landlord:

                          South Brunswick Investors, L.P.
                          c/o South Brunswick Investment Company, L.L.C. Suite 1105, One Logan Square
                          Philadelphia, PA  19103
                          Attention:  Clay W. Hamlin, III

                          With a required copy to:

                          Saul, Ewing, Remick & Saul
                          3800 Centre Square West
                          Philadelphia, PA  19102
                          Attention:  F. Michael Wysocki, Esquire

     Notice to mortgagees:    All notices by Tenant to Landlord relating to
                          any default by Landlord under this Lease must also be given by Tenant to the holders of any mortgage on the Land and/or Buildings of which Tenant has notice.

     24.2.   If to Tenant:

                          Teleport Communications Group Inc.
                          One Teleport Drive
                          Staten Island, NY  10311
                          Attention:  General Counsel

                          With a required copy to:

                          Teleport Communications Group Inc.
                          One Teleport Drive
                          Staten Island, NY  10311
                          Attention: S.V.P. Engineering

                          Teleport Communications Group Inc.
                          One Teleport Drive
                          Staten Island, NY  10311
                          Attention: Controller

25.  [INTENTIONALLY OMITTED]

                                          25
\

26.  TERMINATION OPTION.

     26.1. Tenant, by notice to Landlord (the "Early Termination Notice") given no later than one (1) year prior to the Termination Date (as hereinafter defined), shall have the one-time right to terminate this Lease (the "Termination Option") effective on the date which is three (3) years prior to the then-current expiration date of the Lease (the "Termination Date").

     26.2.     If Tenant shall exercise the Termination Option, then:

               (i) Tenant shall pay to Landlord an amount (the "Termination Fee") equal to the sum of (a) 15 months Fixed Rent for the Demised Premises (calculated based upon the rent scheduled to be paid during the fifteen (15) month period commencing on the Termination Date) and (b) the unamortized portions of any Tenant allowances granted by Landlord pursuant to Sections 27 and 28 and Exhibit "L" hereof and any prepaid broker's commissions (with amortization and such unamortized portions being calculated based upon a ten (10) year level payment amortization schedule at an interest rate of 10%), which Termination Fee shall be due and payable fifty percent (50%) with the delivery of the Early Termination Notice and the balance upon the Termination Date; and

               (ii) the Term shall expire on the Termination Date as if the
                    Termination Date were the Expiration Date, but such expiration shall not release Tenant from its obligations with respect to periods prior thereto.

     26.3. The Termination Option may only be exercised during the initial Term of the Lease (as the same may have been extended pursuant to Section 27 and/or 28 hereof) and not during either of the Renewal Terms provided for in Section 29. Moreover, the Termination Option may not be exercised by Tenant if Tenant is in default under the terms of this Lease on the date which is twelve (12) months prior to the Termination Date.

27.  FIRST OPTION SPACE.

     27.1. Tenant is hereby granted the option (the "First Option"), to be exercised by Tenant, one or more times, to lease certain space containing up to 26,425 rentable square feet in the location identified on Exhibit "A" on the second floor of Building 2 (the "First Option Space") in one or more increments of at least 5,000 rentable square feet each (or the balance of the second floor of Building 2, if less).

     27.2. Tenant shall exercise the First Option, if at all, by giving one or more notices (each, a "First Option Notice") to Landlord on or before April 1, 1997.

     27.3. If Tenant elects to exercise the First Option for all or part of the First Option Space (the "Exercised First Option Space"):

               (i) The Exercised First Option Space shall become part of the Demised Premises and all of the terms and conditions of this Lease shall apply to the Exercised First Option Space, except as otherwise provided herein.

               (ii) The commencement date of the Term as to such Exercised First
                    Option Space (the "Exercised First Option Space Commencement Date") shall be the date upon which Landlord delivers the Exercised First Option Space to Tenant (1) free of other tenants and occupants and (2) with all of Landlord's First Option Improvements (as defined in Exhibit "D") completed. The Exercised First Option Space Commencement Date shall take place not more than ninety (90) days after Landlord's receipt of the First Option Notice or, if the Exercised First Option Space comprises less than the entire second floor of Building 2, not more than ninety (90) days after Landlord and Tenant agree on the location of such Exercised First Option Space pursuant to Section 27.4 below; provided, however, that such ninety (90) day period shall be extended by the duration of any delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or any other causes not within Landlord's reasonable control. In the event that the Exercised First Option Space Commencement Date shall not occur within such ninety (90) day period (as extended), Tenant shall (i) receive a credit against Rent and Additional Rent due for such Exercised First Option Space in an amount equal to 200% of the daily Rent due for such Exercised First Option Space multiplied by the number of days by which the Exercised First Option Space Commencement Date is delayed beyond the expiration of such ninety (90) day period (as extended), and (ii) with prior written notice to Landlord be entitled to complete the Landlord's First Option Improvements and charge Landlord for all costs incurred by Tenant thereby.

              (iii) The Annual Fixed Rent for the Exercised First Option
                    Space shall be that set forth in Exhibit "B". Tenant shall commence paying Annual Fixed Rent and Additional Rent for any Exercised First Option Space ninety (90) days after the Exercised First Option Space Commencement Date for such space (such date, for such space, the "Exercised First Option Space Rent Commencement Date").

               (iv) Tenant's Proportionate Share from and after the Exercised
                    First Option Space Rent Commencement Date for such space shall be increased based upon the number of additional rentable square feet included in such Exercised First Option Space. The Operating Expense Allowance and Tax Allowance for all Exercised First Option Space shall be those set forth in Exhibit "C".

               (v) Tenant shall, within twenty (20) business days after exercising the First Option, submit to Landlord proposed plans and specifications for improvements to be constructed by Tenant in the Exercised First Option Space ("Tenant's First Option Improvements"), which plans and specifications shall be subject to Landlord's approval, not to be unreasonably withheld or delayed.

                    Landlord shall grant Tenant a Tenant allowance of up to Forty Dollars ($40) per square foot of Exercised First Option Space leased by Tenant pursuant to this Section for construction of the Tenant's First Option Improvements, subject to compliance by Tenant with the provisions in Exhibit "L" in constructing the First Option Space Improvements. Such allowance shall be payable no earlier than the Exercised First Option Space Rent Commencement Date for such space.

     27.4. Tenant may exercise the First Option for all or part of the second floor of Building 2, provided that, if Tenant exercises the First Option for less than all of the second floor of Building 2, then Landlord and Tenant shall mutually agree upon the location of the First Option Space and, further provided, that the remaining portions of the second floor of Building 2 must be, in Landlord's reasonable judgment, independently marketable.

     27.5. If Tenant exercises the First Option for the entire second floor of Building 2, the Term of the Lease with respect to the entire Demised Premises (including the Exercised First Option Space) shall automatically be extended to the date which is ten (10) years from the end of the month in which falls the latest Exercised First Option Space Rent Commencement Date.

     27.6. The First Option may not be exercised by Tenant if Tenant is in default under the terms of this Lease on the date of exercise of the First Option.

28.  SECOND OPTION SPACE.

     28.1. Provided that Tenant has exercised the First Option for the entire second floor of Building 2, Tenant is hereby granted the option (the "Second Option"), to be exercised by Tenant one or more times, to lease certain space containing up to 28,410 rentable square feet in the location identified on Exhibit "A" on the third floor of Building 2 (the "Second Option Space"), in one or more increments of at least 5,000 rentable square feet each (or the balance of the third floor of Building 2, if less).

     28.2. Tenant shall exercise the Second Option, if at all, by giving one or more notices (each, a "Second Option Notice") to Landlord on or before April 1, 1998.

     28.3. If Tenant elects to exercise the Second Option for all or part of the Second Option Space (the "Exercised Second Option Space"):

               (i) The Exercised Second Option Space shall become part of the Demised Premises and all of the terms and conditions of this Lease shall apply to the Exercised Second Option Space, except as otherwise provided herein.

               (ii) The commencement date of the Term as to such Exercised
                    Second Option Space (the "Exercised Second Option Space Commencement Date") shall be the date upon which Landlord delivers the Exercised Second Option Space to Tenant (1) free of other tenants and occupants and (2) with all of Landlord's Second Option Improvements (as defined in Exhibit "D") completed. The Exercised Second Option Space Commencement Date shall take place not more than ninety (90) days after Landlord's receipt of the Second Option Notice or, if the Exercised Second Option Space comprises less than the entire third floor of Building 2, not more than ninety
                    (90) days after Landlord and Tenant agree on the location of such Exercised Second Option Space pursuant to Section 28.4 below; provided, however, that such ninety (90) day period shall be extended by the duration of any delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or any other causes not within Landlord's reasonable control. In the event that the Exercised Second Option Space Commencement Date shall not occur within such ninety (90) day period (as extended), Tenant shall (i) receive a credit against Rent and Additional Rent due for such Exercised Second Option Space in an amount equal to 200% of the daily Rent due for such Exercised Second Option Space multiplied by the number of days by which the Exercised Second Option Space Commencement Date is delayed beyond the expiration of such ninety (90) day period (as extended), and
                    (ii) with prior written notice to Landlord be entitled to complete the Landlord's Second Option Improvements and charge Landlord for all costs incurred by Tenant thereby.

              (iii) The Annual Fixed Rent for the Exercised Second Option
                    Space shall be that set forth in Exhibit "B". Tenant shall commence paying Annual Fixed Rent and Additional Rent for any Exercised Second Option Space ninety (90) days after the Exercised Second Option Space Commencement Date for such space (such date, for such space, the "Exercised Second Option Rent Commencement Date").

               (iv) Tenant's Proportionate Share from and after the Exercised
                    Second Option Space Rent Commencement for such space shall be increased based upon the number of additional rentable square feet included in such Exercised Second Option Space. The Operating Expense Allowance and Tax Allowance for all Exercised Second Option Space shall be those set forth in Exhibit "C".

               (v) Tenant shall, within twenty (20) business days after exercising the Second Option, submit to Landlord proposed plans and specifications for improvements to be constructed by Tenant in the Exercised Second Option Space ("Tenant's Second Option Improvements"), which plans and specifications shall be subject to Landlord's approval, not to be unreasonably withheld or delayed.

                    Landlord shall grant Tenant a Tenant allowance of up to Forty Dollars ($40) per square foot of Exercised Second Option Space leased by Tenant pursuant to this Section for construction of the Tenant's Second Option Improvements, subject to compliance by Tenant with the provisions in Exhibit "L" in constructing the Second Option Space Improvements. Such allowance shall be payable no earlier than the Exercised Second Option Space Rent Commencement Date for such space.

     28.4. Tenant may exercise the Second Option for all or part of the third floor of Building 2, provided that, if Tenant exercises the Second Option for less than all of the third floor of Building 2, then Landlord and Tenant shall mutually agree upon the location of the Second Option Space and, further provided, that the remaining portions of the third floor of Building 2 must be, in Landlord's reasonable judgment, independently marketable.

     28.5. If Tenant exercises the Second Option for the entire third floor of Building 2, the Term of the Lease with respect to the entire Demised Premises (including the Exercised Second Option Space) shall automatically be extended to the date which is ten (10) years from the end of the month in which falls the latest Exercised Second Option Space Rent Commencement Date.

     28.6. The Second Option may not be exercised by Tenant if Tenant is in default under the terms of this Lease on the date of exercise of the Second Option.

     28.7. In the event the Tenant does not exercise any portion of the First Option, the Second Option shall apply to the second floor of Building 2 rather than the third floor (and all references in Sections 28.1 through 28.6 shall be deemed to refer to the second floor), and Tenant shall have no option to lease any space on the third floor.

     28.8. Tenant will, from the Commencement Date hereof until the earlier of (i) the Second Option Space Commencement Date or (ii) July 1, 1998, pay Landlord each month in advance as Additional Rent the sum of $7,102.50 (the "Option Payments") as consideration for the Second Option. If Tenant exercises the First Option for the entire second floor of Building 2 in accordance with provisions of Section 27 and the Second Option for the entire third floor of Building 2 in accordance with the provisions of this Section, Landlord will credit all Option Payment monies paid to Landlord against Fixed Rent and Additional Rent due under this Lease, until all such Option Payments have been fully recovered by Tenant. If Tenant exercises the Second Option for space on the second floor of Building 2 pursuant to the provisions of Section 28.6 or for less than all of the third floor of Building 2 pursuant to the provisions of Section 28.7, Tenant shall not be entitled to any credit for Option Payment monies paid to Landlord.

29. RENEWAL TERMS. Tenant shall have the option to extend the term of this Lease for the entire Demised Premises for two consecutive five-year terms (each a "Renewal Term"), on the same terms and conditions as set forth herein except that (i) Tenant shall be entitled to a Tenant Allowance at the commencement of each Renewal Term equal to Ten Dollars ($10) per square foot included in the Demised Premises, and (ii) Tenant shall not be entitled to any further Renewal Terms after the second Renewal Term. The Annual Fixed Rent during each Renewal Term is set forth in Exhibit "B" hereto. Each option to extend shall be exercised by written notice to Landlord given at least 270 days prior to the then-current expiration date for the Term. Notwithstanding anything herein to the contrary, the term shall not be extended if Tenant is in default under the terms of this Lease on the date which is 270 days prior to the commencement of a Renewal Term. As used in this Lease, the word "Term" and the words "term of this Lease" shall mean the initial Lease Term, any extensions pursuant to Sections 27 and/or 28 and any Renewal Terms which may become effective.

30.  SIGNS.

     30.1. Tenant may, subject to approval of Landlord not to be unreasonably withheld, place its signs on the entrance doors to the Demised Premises and in hallways or elevator lobbies on floors wholly leased by Tenant. On floors partially leased by Tenant, Tenant may place its signs on entrance doors to the Demised Premises and, at Tenant's expense, Landlord shall place signs in the hallways leading to the Demised Premises which give direction to the Demised Premises.

     30.2. Landlord, at its expense, shall place a directory board in the lobby of Building 2 and, at Tenant's option and expense, shall affix thereto Tenant's name and the name of each division, subsidiary, affiliate, partner or subtenant of Tenant that is located in the Buildings or within the Project limits.

     30.3. (a) So long as Tenant shall lease sixty percent (60%) or more of the rentable area in the Buildings, it shall have the right, upon Landlord's approval, to (1) name Building 2, and (2) design and designate the location of signs naming Building 2.

               (b) If Tenant shall lease less than sixty percent (60%) of the rentable area in the Buildings and if at any time after the execution of this Lease Landlord changes the names of the Buildings or installs new or substitute signs which are not the names of the Buildings, Landlord shall notify Tenant at least sixty (60) days prior to the date of the proposed change.

     30.4. Neither Tenant nor Landlord shall install or permit installation of any signs, sculptures and/or graphics which adversely reflect on the dignity or character of the Project as a first-class office Project.

     30.5. In the event of a dispute arising concerning the provisions of this Section 30, either party shall be permitted to submit such dispute to arbitration under the provisions of Section 32 hereof.

31.  PARKING.

     31.1. (a) Landlord shall, at its expense, provide Tenant with 438 self-parking spaces (which number is based on a minimum of five parking spaces per 1,000 rentable square feet in the Demised Premises) within the Building Parking Area and Visitors Parking Area (collectively, the "Parking Areas") for Tenant's use. The Parking Areas are shown on Exhibit "K". The Parking Areas shall be available for use twenty-four (24) hours a day, every day of the year during the term of this Lease and shall be illuminated when necessary to maintain a safe environment. Further, Landlord shall, at its expense, keep and maintain the Parking Areas in a clean, safe and first-class condition.

               (b) If Tenant, its employees, licensees or guests are not able to use the Parking Areas and access ways thereto because of unauthorized use thereof by others, Landlord shall take whatever steps are necessary to end and prevent further unauthorized use including, if appropriate, posting signs, distributing parking stickers and towing away unauthorized vehicles.

     31.2. Whenever Tenant shall lease additional space in the Buildings, the minimum number of parking spaces in the Building Parking Area allocated to Tenant may, at Tenant's option, be increased at no additional cost to Tenant by five parking spaces per 1,000 rentable square feet of additional space leased by Tenant.

     31.3. During the terms of this Lease, Landlord shall reserve (as a component of the spaces allocated to Tenant pursuant to Section 31.1) at least fifty percent (50%) of the parking spaces in the Visitors Parking Area, for use by invitees of Tenant and the other tenants in the Buildings. These parking spaces shall be designated for transient use, and Landlord shall take reasonable steps to see that these parking spaces are available for such use at all times.

     31.4. Arbitration. In the event of a dispute arising concerning the provisions of this Section 31, either party shall be permitted to submit such dispute to arbitration under the provisions of Section 32 hereof.

32.  ARBITRATION.

     32.1. If arbitration is agreed upon hereunder as a dispute resolution procedure, the arbitration shall be conducted as provided in this Section. All proceedings shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided. No action at law or in equity in connection with any such dispute shall be brought until arbitration hereunder shall have been waived, either expressly or pursuant to this Section. The judgment upon the award rendered in any arbitration hereunder shall be final and binding on both parties hereto and may be entered in any court having jurisdiction thereof.

     32.2. During an arbitration proceeding pursuant to this Section, the parties shall continue to perform and discharge all of their respective obligations under this Lease, except as otherwise provided in this Lease.

     32.3. All disputes that may be arbitrated in accordance with this Lease shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by section number and title of the provisions of this Lease alleged to have given rise to the dispute. The notice shall also refer to this Section and shall state whether or not the party giving the notice demands arbitration under this Section. If no such demand is contained in the notice, the other party against whom relief is sought shall have the right to demand arbitration under this Section within five (5) business days after such notice is received. Unless one of the parties demands arbitration, the provisions of this Section shall be deemed to have been waived with respect to the dispute in question.

     32.4. Tenant and Landlord shall mutually and promptly select one person who has demonstrated at least ten year's experience in commercial real estate matters and, in particular, the subject matter of the dispute, to act as arbitrator hereunder. If a selection is not made within thirty (30) days after a demand for arbitration is made, upon the request of either party the arbitrator shall be appointed by The American Arbitration Association. The arbitration proceedings shall take place at a mutually acceptable location in New Jersey.

     32.5. When resolving any dispute, the arbitrator shall apply the pertinent provisions of this Lease without departure therefrom in any respect. The arbitrator shall not have the power to change any of the provisions of this Lease, but this Section shall not prevent in any appropriate case the interpretation, construction and determination by the arbitrator of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration. The arbitrator shall limit his deliberations to the following issues only and no others:

               (i) resolution of those disputes expressly agreed in this Lease to be subject to submission to arbitration, and

               (ii) whether an item included in Landlord Statement as Operating
                    Expenses or Real Estate Taxes is properly includable pursuant to Exhibit "C".

33.  ADDITIONAL RIGHTS OF TENANT.

     33.1. Tenant shall be permitted to install and maintain a generator on the existing pad on Lot 2 of the Project, in the location depicted on Exhibit "K". Tenant shall repair any damage to the pad site occasioned thereby. Tenant shall also have exclusive use of an existing fuel tank, located in the location on Lot 2 depicted on Exhibit "K". Landlord shall on the Commencement Date deliver possession of the fuel tank to Tenant empty and in a condition in compliance with all applicable Laws. Tenant shall, from and after the Commencement Date, maintain the fuel tank and keep it in good repair and condition.

     33.2. Tenant will have the exclusive right to use of all equipment located in the UPS Building, and shall maintain and repair the same. At the termination of this Lease, the equipment shall be surrendered to Landlord in as good repair and condition as at the commencement of this Lease, reasonable wear and tear and casualty excepted.

     33.3. Tenant may install a generator plug on the outside wall of the Building at a location adjacent to the loading dock area to accommodate a mobile generator.

     33.4. Tenant shall be permitted to install four (4) 6" conduits from the street to the Buildings.

     33.5. Tenant shall have the right to contact other tenants within the Project regarding sales of Tenant's telecommunication services.

     33.6. Landlord grants to Tenant the license and right during the term of this Lease (i) to utilize space and conduits which exist on the Property and in the Buildings during the term of this Lease for the purpose of using existing risers and conduit and/or installing conduit (in the event existing conduit space is insufficient), (ii) to install cable in, across and through such risers and conduit, and (iii) to make connections to all electrical and mechanical closets as necessary for the use of such cable for the purposes of connection of Tenant's equipment and facilities within the Building to Tenant's telecommunication system network outside the Building and connection of Tenant's equipment and facilities in the Leased Premises to other tenant premises. The location of such risers and conduit shall be designated by Landlord in its reasonable discretion and shall not interfere with the use of the Buildings by other tenants. The method of installation of conduit or cable shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall be responsible for maintaining any conduit and cable which is used solely by Tenant at its cost.

     33.7. Tenant shall have the right to install satellite antennae (the "Antennae") on the roof of Building 2 in a location approved by Landlord. Tenant shall not affix or install said Antennae or its wiring, supports and appurtenances so as to cause any penetration of the roof or cause any damage thereto which would invalidate the warranty on the roof. Tenant will be solely responsible for all necessary permits and licenses to install and operate the Antennae. Tenant will remove the Antennae at the termination of this Lease and repair any damage to the Building caused by its installation or removal.

     33.8. Tenant shall have the right to install a communication tower (such as a microwave facility) (the "Tower"), for its own use and use by its customers only, on the Project at a location approved by Landlord not to be unreasonably withheld or delayed. Tenant will be solely responsible for all necessary permits and licenses to construct and operate the Tower. Tenant will remove the Tower at the termination of this Lease.

     33.9. Prior to exercising any rights under Sections 33.1 through 33.8, Tenant shall provide Landlord with plans and specifications detailing Tenant's plans, which plans and specifications shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed, provided, however, that such approval may be subject to reasonable conditions including, without limitation, that Tenant be required to pay for any out-of-pocket cost to Landlord occasioned thereby. Tenant shall bear all costs incurred in the exercise of its rights set forth above shall exercise these rights in full compliance with all applicable governmental laws, regulations and rules (including without limitation the obtaining of all required permits) or any other requirements reasonably imposed by Landlord. Tenant shall not, in the exercise of its rights under this Section, interfere with Landlord, other tenants at the Project and the operations of the Building or Project. Tenant shall take all precautionary steps to protect its facilities and the facilities of other affected by performance of work and shall police same properly. Tenant will replace or restore any disturbance or damage it caused to the Building or other improvements at the Project. Any alteration, additions or improvements constructed by Tenant in the course of exercising its rights under Sections 33.1 through 33.8 shall be deemed to be Tenant Improvements.

34. BUILDING 2 SECURITY. Tenant agrees that it shall, as part of the Tenant Work, install a security system in Building 2 providing for card key access. At such time as any tenant other than Tenant shall lease any portion of Building 2, Tenant shall, at its sole cost and expense, modify the security system (if necessary) so as to provide separately controlled access into the Building for such other tenant.

35.  RESTRICTIONS ON OTHER TENANTS IN THE BUILDINGS.

     35.1. In order to protect Tenant's trade secrets and confidential information and enhance security in the Demised Premises, Landlord shall not
(i) lease any space in the Buildings to, or (ii) consent to any lease, sublease or assignment of lease or sublease of any space in the Buildings to, or (iii) assign this Lease to, any person or entity which, as a major part of its business, (1) leases or sells or otherwise trades in telecommunications products or services of the kind sold by Tenant, or (2) provides consulting services or advice in the use or application of such products or services.

     35.2. Landlord shall include the foregoing prohibition in all leases which are executed after the date hereof and cover space in the Buildings, and shall, in such leases, require the tenant thereunder to include the same in all subleases and assignments executed after the date hereof.

     35.3. Landlord shall consult with Tenant before (i) leasing space in the Buildings to any tenant, (ii) approving any subtenant or assignee of any tenant in the Buildings, or (iii) making any other commitment which may violate this Section.

36.  MISCELLANEOUS.

     36.1. The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Buildings and/or the Land shall be liable only for obligations accruing during the period of its ownership or interest in the Buildings, and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Buildings, Tenant shall look solely to the successors in title for the performance of Landlord's obligations hereunder arising thereafter.

     36.2. No delay or forbearance by Landlord in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter.

     36.3. TENANT HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE WHERE THE DEMISED PREMISES ARE LOCATED AND IN ANY AND ALL ACTIONS OR PROCEEDINGS ARISING HEREUNDER OR PURSUANT HERETO. LANDLORD AND TENANT AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE

RELATIONSHIP OF LANDLORD AND TENANT AND/OR TENANT'S USE OF OR OCCUPANCY OF THE DEMISED PREMISES. IT IS FURTHER MUTUALLY AGREED THAT IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NON-PAYMENT OF RENT, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING, UNLESS TENANT CANNOT BRING SEPARATE ACTION.

     36.4. Tenant shall look solely to the Buildings and rents derived therefrom for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord, and no other property or other assets of Landlord shall be subjected to levy, execution or other enforcement proceeding for the satisfaction of Tenant's remedies or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant's use and occupancy of the Demised Premises.

     36.5. All times, wherever specified herein for the performance by Landlord or Tenant of their respective obligations hereunder, are of the essence of this Lease.

     36.6. Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement.
 If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions in this Lease shall be valid and enforceable to the fullest extent permitted by law.

     36.7. This Lease, including all Exhibits hereto, each of which is incorporated in this Lease, contains the entire agreement between the parties hereto, and shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant, except as specifically provided for herein.

     36.8. The title and headings and table of contents of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein. The term "Landlord" and term "Tenant" as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approvals, consents or amendments, modifications or supplements hereunder when such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing.

     36.9. If Tenant is a corporation or a limited liability company, each person signing this Lease on behalf of Tenant represents and warrants that he/she has full authority to do so and that this Lease is fully and completely binding on the corporation or limited liability company. If at any time during the Lease Term hereunder, or any extension or renewal thereof, Tenant shall change its corporate or company name, by operation of law or otherwise, Tenant shall deliver to Landlord a copy of a certificate of name change filed with the state of Tenant's jurisdiction evidencing such name change, or such other evidence of Tenant's name change and authority as is reasonably acceptable to Landlord. Such evidence shall be delivered to Landlord within sixty (60) days after Tenant's official name change. If Tenant is a general partnership, limited partnership or limited liability partnership, each person or entity signing this Lease for Tenant represents that he/she or it has full authority to sign for the partnership and that this Lease is completely and fully binding on the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition and, in the event of a name change of the partnership, the same conditions regarding a name change of a corporate or limited liability company Tenant, as stated above, shall apply.

     36.10. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

     36.11. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 ("ADA") relating to any portion of the Demised Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Demised Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Demised Premises.

     36.12. If Tenant is comprised of more than one signatory, each signatory shall be jointly and severally liable with each other signatory for payment and performance according to this Lease.

     36.13. Any covenants set forth in this Lease which, by their nature, would reasonably be expected to be performed after the expiration or earlier termination of this Lease, shall survive the expiration or earlier termination of this Lease.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Lease to be executed on the day and year first above written.

                                   LANDLORD:

                                   SOUTH BRUNSWICK INVESTORS,
                                   L.P., a Delaware limited partnership

                                             By:  South Brunswick Investment
                                             Company, L.L.C.

By:________________________________________________
                                               Name:
_______________________________________
                                               Title:
_______________________________________


                                   TENANT:

                                   TELEPORT COMMUNICATIONS GROUP INC.



   By:__________________________________________________
                                          Name:
________________________________________________
                                          Title:
________________________________________________

                                     EXHIBIT "A"

                      PLAN OF DEMISED PREMISES AND OPTION AREAS

                                     EXHIBIT "B"

                                    RENT SCHEDULE

                                     EXHIBIT "C"

                 TAXES, OPERATING EXPENSE AND OTHER ADDITIONAL RENT

     1.   TAXES.

          A.   DEFINITIONS

               I. "ADJUSTED TAXES" shall mean the Taxes for any Tax Year, plus the expenses of any contests (administrative or otherwise) of tax assessments or proceedings for refunds incurred during such Tax Year. If Landlord is successful in obtaining a refund for any Tax Year(s), the Adjusted Taxes for the Tax Year(s) to which such refund is applicable shall be recalculated to reflect the amount of the refund received by Landlord, and Tenant shall receive a credit, if appropriate, equal to the amount of the difference between the Tax Adjustment which was actually paid by Tenant and the Tax Adjustment which actually is due, taking into account the amount of the refund.

               II. "TAX ADJUSTMENT" shall have the meaning set forth in Subsection 1B below.

               III. "TAX ALLOWANCE" shall mean the actual Taxes for Tax Year
                    1996.

               IV. "TAX ESTIMATE" shall have the meaning set forth in Subsection 1B below.

               V. "TAX STATEMENT" shall mean a statement in writing signed by Landlord, setting forth (a) the Adjusted Taxes for the applicable Tax Year, (b) the Tax Allowance, (c) the Tax Adjustment payable for such Tax Year, or portion thereof, and (d) such other information as Landlord deems appropriate.

               VI. "TAX YEAR" shall mean each calendar year, or such other period of twelve (12) months as hereafter may be duly adopted by the applicable governmental or quasi-governmental body or authority or special service district as its fiscal year for purposes of Taxes, occurring during the Lease Term.

               VII. "TAXES" shall mean all taxes, charges, impositions, levies, assessments and burdens of every kind and nature, whether general or special, ordinary or extraordinary, foreseen or unforeseen, assessed or imposed by any governmental or quasi-governmental body or authority or special service district on and/or with respect to the Land or the Buildings or their operation or the rents therefrom (including taxes based on gross receipts), whether or not directly paid by Landlord, subject to the following:

                    (1) there shall be excluded from Taxes all income taxes, excess profit taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes; provided, however, that if, due to a future change in the method of taxation or assessment, any such tax, however designated, shall be imposed in substitution, in whole or in part, for (or in lieu of all or any part of any contemplated increase in) any tax, charge, imposition, levy, assessment or burden which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within the definition of Taxes as defined herein to the extent of such substitution or imposition in lieu; and

                    (2) there shall be excluded from Taxes any use and occupancy tax, which shall be paid by Tenant to the appropriate governmental authority; provided, however, that Tenant shall pay such use and occupancy tax to Landlord as Additional Rent upon demand if Landlord is required by law to collect such tax for any governmental authority, in which case Landlord shall remit any amounts paid to Landlord to the appropriate governmental authority.

             VIII. "TENANT'S PROPORTIONATE SHARE" shall mean a fraction, the numerator of which shall be the rentable square feet of the Demised Premises, and the denominator of which shall be the aggregate rentable square feet in the Buildings, and, expressed as a percentage, shall be 61.49% (87,550/142,385). If the rentable square feet of the Demised Premises increases or decreases during any Operating Year or Tax Year, the rentable square feet of the Demised Premises for purposes of determining the numerator of the fraction shall be the weighted average of the rentable square feet in the Demised Premises for such Operating Year or Tax Year.

          B. PAYMENT OF TAX ADJUSTMENT. If the Adjusted Taxes for any Tax Year shall be in excess of the Tax Allowance, Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant's Proportionate Share of such excess. (The amount of Tenant's Proportionate Share of such excess is hereinafter referred to as the "Tax Adjustment".) If the Commencement Date is any date other than the first day of a Tax Year or if the expiration date of the Lease Term is any date other than the last day of a Tax Year, the Tax Adjustment shall be allocated proportionately to the amount of time in such Tax Year that the Lease Term is in effect.

                    Tenant shall pay to Landlord, on account of the Tax Adjustment for each Tax Year, monthly installments in advance equal to one-twelfth (1/12) of the estimated Tax Adjustment for such Tax Year (the "Tax Estimate"). Such installments shall be payable at such place as Landlord may direct. From time to time during any Tax Year, Landlord may furnish to Tenant the Tax Estimate for such Tax Year and, on the first day of the first month following the receipt of such Tax Estimate, in addition to the monthly installment of such new Tax Estimate, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between (i) the total of the installments paid on account of the Tax Adjustment for such Tax Year, and (ii) the product of one-twelfth (1/12) of such Tax Estimate for such Tax Year and the number of months which have elapsed during such Tax Year prior to the due date of such payment. Until the Tax Estimate for any Tax Year is furnished by Landlord, Tenant shall continue to pay monthly installments on account of such Tax Year's Tax Adjustment based upon the last Tax Estimate provided by Landlord to Tenant. Following the end of each Tax Year, Landlord shall furnish to Tenant a Tax Statement. On the first day of the first month following the receipt of such Tax Statement, Tenant shall pay to Landlord (or Landlord shall credit or refund to Tenant) any deficiency (or excess) between the installments paid on account of the preceding Tax Year's Tax Adjustment and the actual Tax Adjustment for such Tax Year.

                    Notwithstanding the foregoing, Landlord from time to time during the Term may elect to waive the requirement for payment of monthly installments on account of the Tax Adjustment and, in such case, Tenant shall pay the full amount of any unpaid Tax Adjustment within fifteen (15) days after Tenant receives any Tax Statement. Furthermore, notwithstanding the foregoing, more than one (1) Tax Statement may be sent to Tenant during any Tax Year. Such election by Landlord shall not preclude Landlord from thereafter requiring Tenant to commence paying monthly installments on account of the Tax Adjustment as set forth above.

               C.   TAX CONTEST.

                    In consideration of Tenant's undertaking to reimburse Landlord for Tenant's Share of an increase in Real Estate Taxes, Tenant shall have the right, by appropriate proceedings, to protest any assessment or reassessment or any special assessment, or any change in the tax rate, or the validity of any of the above.
                    During the pendency of any protest, Landlord shall be permitted to continue to pay any disputed taxes and Tenant shall continue to reimburse Landlord in accordance with the provisions of Section 1(B) above.

                    Landlord shall notify Tenant in writing of all assessments and the tax rates and any proposed changes to them. Tenant shall notify Landlord in writing within fifteen (15) business days after receipt of Landlord's notice if Tenant wants to file a protest. If Landlord receives written notice of a change in assessment and fails to give notice to Tenant of such change and, as a result, Tenant is unable to review the change, and if it so desires, to files a protest, Tenant shall not be obligated to reimburse Landlord for any increase in Real Estate Taxes resulting therefrom.

                    In the tax proceedings, Tenant may act in its own name and/or the name of Landlord and Landlord will, at Tenant's request and provided Landlord is not put to any expense thereby, cooperate with Tenant in any way Tenant may reasonably require in connection with such protest. Any protest conducted by Tenant hereunder shall be at Tenant's expense and if interest or late charges become payable with respect to the Real Estate Taxes as a result, Tenant shall reimburse Landlord for the same. However, Landlord shall be solely responsible for any penalties, interest or late charges imposed on Landlord through no fault of Tenant.

                    Tenant shall be responsible for posting any security and/or paying any fees required in connection with any protest initiated by Tenant.

                    Landlord agrees to keep Tenant apprised of all tax protest filings and proceedings undertaken by Landlord or others to obtain a tax reduction or refund. Landlord may deduct from the total refund any reasonable attorneys' fees and other reasonable expenses incurred by Landlord therefor. However, if the refund or reduction resulted from Tenant's efforts, Landlord shall also reimburse Tenant for reasonable attorneys' fees and any other reasonably expenses incurred by Tenant in connection with the protest, such reimbursement not to exceed Tenant's Proportionate Share of the refund or reduction.

2.   OPERATING EXPENSE.

     A.   DEFINITIONS.

               I. "ESSENTIAL CAPITAL IMPROVEMENT" shall mean (a) a labor saving device, energy saving device or other installation, improvement or replacement which is intended to reduce Operating Expense, whether or not voluntary or required by governmental mandate, or (b) an installation or improvement required by reason of any law, ordinance or regulation which was not applicable to the Buildings on the date of the execution of this Lease, or (c) an installation or improvement intended to improve the health or safety of tenants in the Buildings generally, whether or not voluntary or required by governmental mandate.

               II. "OPERATING EXPENSE" shall mean all costs and expenses of whatever kind or nature paid or incurred by Landlord from time to time in connection with the ownership, management, maintenance, operation, replacement, restoration and repair of the Buildings and the Land, all computed on the accrual basis, including, without limitation, the following items:

                    (a) gas, oil, electricity, steam, fuel, water, sewer and other utility charges (including surcharges) of whatever nature (excepting electricity charges for usage by tenants for which any such tenant is billed separately), including, without limitation, the proportion of costs (including but not limited to oil, gas and electricity, repairs and personnel) of the central heating and air conditioning plant located on Lot 2 allocable to the provision of services to the Buildings;

                    (b) insurance premiums and the amounts of any deductibles paid by Landlord;

                    (c) on-site building personnel costs, including, but not limited to, salaries, wages, fringe benefits, taxes, insurance and other direct and indirect costs;

                    (d) costs of service and maintenance contracts including, but not limited to, standard trash removal, cleaning and security services;

                    (e) Landlord's share, as owner of Lot 1, of costs relating to maintenance and operation of the Project which are shared and allocated among owners of lots comprising the Project;

                    (f) all other maintenance, preventive maintenance, painting, repair, restoration and replacement expenses (including, but not limited to, all of Landlord's repairs in Section 8), and the cost of materials, supplies and uniforms;

                    (g) the cost of an on-site office and segregated storage area for Landlord's parts, tools, supplies;

                    (h) all professional fees incurred in connection with the operation of the Buildings;

                    (i) management fees payable to the managing agent, provided that such management fees shall not exceed 2% of annual fixed and additional rent payable by all tenants of the Buildings;

                    (j) sales and use taxes and any taxes imposed on personal property owned by Landlord and used in connection with the Buildings and taxes on any of the expenses which are included in Operating Expense;

                    (k) decorations for the lobby and other public portions of the Buildings;

                    (l) all costs and expenses of maintaining (including snow removal), repairing and replacing paving, curbs, walkways, driveways, roadways and landscaping; and

                    (m) the annual amortization of any Essential Capital Improvement made by Landlord, computed based on the useful life of the improvement with interest at the prime rate referenced in Section 3 of the Lease determined as of the date of completion of such Essential Capital Improvement. If Landlord shall lease such Essential Capital Improvement, then the rentals or other operating costs paid pursuant to such lease shall be included in Operating Expense for each Operating Year in which they are incurred.

                    Notwithstanding the foregoing, Operating Expense shall not include the following:

                    (i)    costs to prepare space for occupancy by a new tenant;

                    (ii) costs of capital improvements (except for costs of any Essential Capital Improvement);

                    (iii)  advertising expenses and leasing commissions;

                    (iv) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, but not including costs and expenditures for which Landlord is reimbursed by tenants of the Buildings pursuant to operating expense reimbursement provisions;

                    (v)    legal expenses of negotiating and enforcing leases;

                    (vi) special cleaning or other services not offered to all tenants of the Buildings;

                    (vii) any charge for depreciation, interest or rental (except as set forth above with respect to any Essential Capital Improvement);

                    (viii) the cost of removal of asbestos-containing material not related to the repair, maintenance or restoration of equipment, as referred to in Section 8;

                    (ix) salaries of Landlord's officers and partners and its headquarters staff;

                    (x) the cost of any repair made in accordance with Sections 11 or 12 of this Lease, except to the extent such cost is not reimbursed by insurance;

                    (xi) any costs representing an amount paid to an affiliated person of Landlord which is in excess of the amount which would have been paid in the absence of such relationship; and

                    (xii) any expenses of repairs or maintenance which are covered by warranties, guarantees or service contracts (excluding any mandatory deductibles).

                           In determining Operating Expense for any Operating Year, if the Buildings were less than fully occupied during such entire year, or were not in operation during such entire year, then Operating Expense shall be adjusted by Landlord to reflect the amount that such expenses would normally be expected to have been, in the reasonable opinion of Landlord, had the Buildings been fully occupied and operational throughout such year, except that in no event shall such adjustment result in the recovery by Landlord of an amount in excess of the actual Operating Expense. In addition, if Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of performance by Landlord, Operating Expense shall nevertheless be deemed to include the amount Landlord would reasonably have incurred if Landlord had in fact performed the work or service at its expense.

                      III. "OPERATING EXPENSE ADJUSTMENT" shall have the
                           meaning set forth in Subsection 2B below.

                       IV. "OPERATING EXPENSE ALLOWANCE" shall mean the
                           actual Operating Expense for Operating Year 1996, adjusted as set forth above.

                        V. "OPERATING EXPENSE ESTIMATE" shall have the
                           meaning set forth in Subsection 2B below.

                       VI. "OPERATING EXPENSE STATEMENT" shall mean a
                           statement in writing signed by Landlord, setting forth in reasonable detail (a) the Operating Expense for the applicable Operating Year, (b) the Operating Expense Allowance, (c) the Operating Expense Adjustment for such Operating Year, or portion thereof, and (d) such other information as Landlord deems appropriate.

                      VII. "OPERATING YEAR" shall mean each calendar year, or
                           such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year for purposes of Operating Expense, occurring during the Lease Term.

          B. PAYMENT OF OPERATING EXPENSE ADJUSTMENT. If the Operating Expense for any Operating Year shall be in excess of the Operating Expense Allowance, Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant's Proportionate Share (as defined in Subsection 1A of this Exhibit) of such excess.

                    (The amount of Tenant's Proportionate Share of such excess is hereinafter referred to as the "Operating Expense Adjustment".) If the Commencement Date is any date other than the first day of an Operating Year or if the expiration date of the Lease Term is any date other than the last day of an Operating Year, the Operating Expense Adjustment shall be allocated proportionately to the amount of time in such Operating Year that the Lease Term is in effect.

                    Tenant shall pay to Landlord, on account of the Operating Expense Adjustment for each Operating Year, monthly installments in advance equal to one-twelfth (1/12) of the estimated Operating Expense Adjustment for such Operating Year (the "Operating Expense Estimate"). Such installments shall be payable at such place as Landlord may direct. From time to time during any Operating Year, Landlord may furnish to Tenant the Operating Expense Estimate for such Operating Year and, on the first day of the first month following receipt of such Operating Expense Estimate, in addition to the monthly installment of such new Operating Expense Estimate, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between (i) the total of the installments paid on account of the Operating Expense Adjustment for such Operating Year, and (ii) the product of one-twelfth (1/12) of such Operating Expense Estimate for such Operating Year and the number of months which have elapsed during such Operating Year prior to the due date of such payment. Until the Operating Expense Estimate for any Operating Year is furnished by Landlord, Tenant shall continue to pay monthly installments on account of such Operating Year's Operating Expense Adjustment based upon the last Operating Expense Estimate provided by Landlord to Tenant. Following the end of each Operating Year, Landlord shall furnish to Tenant an Operating Expense Statement. On the first day of the first month following the receipt of such Operating Expense Statement, Tenant shall pay to Landlord (or Landlord shall credit or refund to Tenant) any deficiency (or excess) between the installments paid on account of the preceding Operating Year's Operating Expense Adjustment and the actual Operating Expense Adjustment for such Operating Year.

                    Tenant shall have the right, during regular business hours, to inspect the books and records used by Landlord in calculating the Operating Expense Adjustment for a particular Operating Year, upon not less than thirty (30) days prior notice given any time within two (2) years following Tenant's receipt of the Operating Expense Statement for such year; provided, however, that Tenant shall make all payments required hereunder without delay. Unless Tenant shall take written exception to any Operating Expense Statement within sixty (60) days after the end of such two (2) year period (such date, the "Exception Date"), such statement shall be final and binding upon Tenant. Tenant's inspection of

                    Landlord's books and records shall be performed by an employee or employees of Tenant or by a reputable public accounting firm or real estate company. Tenant agrees that all information obtained by Tenant or by those performing such inspection on behalf of Tenant shall at all times remain confidential, and Tenant further agrees to take such action as is necessary to insure the continued confidentiality of all such information.

                    Landlord shall be permitted to adjust the Operating Expense Adjustment for a particular Operating Year any time up to the Exception Date relating to such Operating Year. Thereafter, such Operating Expense Statement shall be final and binding upon Landlord.

     3. PERSONAL PROPERTY TAXES. Tenant shall be responsible for all ad valorem taxes on its personal property and on the value of the leasehold improvements in the Demised Premises to the extent that the same exceed building standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of imposition to such improvements).

     4. SURVIVAL. If, upon expiration or termination of this Lease for any cause, the amount of any Additional Rent due under this Lease has not yet been determined, an appropriate payment from Tenant to Landlord, or refund from Landlord to Tenant, shall be made promptly after such determination, and such obligation shall survive the expiration or termination of this Lease.

                                    EXHIBIT "D"


                            SCHEDULE OF LANDLORD'S WORK


At no cost to Tenant, Landlord will provide the following items:

     ORIGINAL LEASE:

          GENERAL:

                    1. Provide access and other characteristics specified in the Americans with Disabilities Act to main lobby, restrooms, elevators and other applicable core areas.

          Exterior:

                    1. Repair and repaint damaged paint areas on facade of Buildings.
                    2. Relandscape Building entry areas, computer room dock and Building Parking Area islands.
                    3. Design and install Project identification sign at main park entrance from Ridge Road.
                    4. Install concrete walkway over existing mechanical pit at east lobby entrance.

          ELEVATORS:*

                    1. Install new 3,500 lb. passenger elevator at 90 degrees to existing elevator, a matching new cab in existing elevator, and improved controls for the pair. Cabs to be manufacturer's standard with plastic laminate wall panels and carpeted floor.
                    2. Install new 4,500 lb. freight elevator adjacent to south stair tower and main truck dock.

          LOBBY:

                    1.   Install new anodized aluminum entrance doors.
                    2. Improve layout and finishes, including terrazzo floors, vinyl wall covered walls, and lay-in acoustical tile and drywall ceiling.
                    3.   Improve incandescent lighting and HVAC accordingly.

          Restrooms:

               1. Install a pair of new restrooms in core of Floors 1 and 2 to meet standard office code requirements. Finishes to be ceramic tile floor and base, painted drywall walls, lay-in acoustical ceiling, fluorescent lighting, and plastic laminate vanity counters.

     OPTION 1

          None

     OPTION 2 (If on 3rd Floor)

               1. Install a pair of new restrooms in core of 3rd Floor to meet standard office code requirements. Finishes to be ceramic title floor and base, painted drywall walls, lay-in acoustical ceiling, fluorescent lighting, and plastic laminate vanity counters.

* Tenant acknowledges that the two new elevators may not be completed by the Commencement Date and agrees to accept possession of the Demised Premises with elevator service initially to be provided by the existing elevator (with improved temporary finishes). Landlord shall diligently pursue completion of the new elevators and shall complete the new elevators not later than August 31, 1996, subject to delays attributable to any action or inaction of Tenant, or due to casualty or other causes not within Landlord's reasonable control.

                                    EXHIBIT "E"

                             JANITORIAL SPECIFICATIONS

DAILY - Night time coverage Monday through Friday.

     1.   OFFICE AREAS

          a.   Empty all trash containers and waste baskets.
          b.   Replace all trash liners.
          c. Empty all ashtrays and receptacles and wipe clean with damp cloth.
          d. Dust all uncluttered desktops, file cabinets, counters, sills and ledges.
          e.   Vacuum all carpeted traffic lanes.
          f.   Dust mop and spot mop tile floors.
          g.   Vacuum all entrance mats and runners.
          h. Remove smudges and finger prints from all doors, door frames, partitions and switch plates.
          i.   Arrange all furniture neatly.
          j.   Wash and squeegee all entrance door glass, both sides.
          k.   Clean all entrance frames and ledges.
          l. Highlight all lobbies, elevators, conference room and executive areas to maintain superior level of appearance.
          m. Remove all trash in specifically designated area and dispose of in prescribed manner. (Only service provided to MMC, data center and computer room.)
          n.   Clean and polish all drinking fountains.
          o.   Remove finger prints and smudges and dust all sills and ledges.
          p.   Clean all coffee stations.
          q.   Clean chalkboards.
          r.   Provide shared use of day porter.

     2.   Restrooms

          a.   Clean and disinfect all restrooms.
          b.   Empty all waste containers.
          c.   Dry mop floor.
          d.   Fill all dispensers.
          e.   Spray disinfect all fixtures and urinals inside and outside.
          f.   Clean all toilet fixtures and urinals inside and outside.
          g.   Clean all sinks and counter tops.
          h.   Clean and polish all mirrors and brightwork.
          i.   Clean and polish outside of all waste containers.
          j. Wash floor with disinfectant cleaner making sure all corners are cleaned.

WEEKLY

          a.   Vacuum and spot clean all carpets.
          b.   Wipe desks and telephones.
          c.   Sweep stairwells.

MONTHLY

          a.   Clean all ceramic tile walls.
          b.   Clean all diffusers, registers and Venetian blinds.
          c.   Wash interior glass, both sides.
          d.   Wash stairwell treads and landings.

SEMI-ANNUALLY

          a.   Clean outside of windows.
          b.   Damp wipe diffusers and vents.

ANNUALLY

          a.   Clean inside of windows.
          b.   Shampoo carpeted traffic lanes.
          c.   Strip and refinish resilient floors.
          d.   Clean vertical surfaces.

                                  EXHIBIT "F"


                              RULES AND REGULATIONS

1. Definitions. Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include Tenant and its agents, employees, invitees, licensees, subtenants and contractors, and is to be deemed of such number and gender as the circumstances require. The word "room" shall be taken to include the space covered by this Lease. The word "Landlord" shall be taken to include the employees and agents of Landlord.

2. Construction. The streets, sidewalks, entrances, halls, passages, elevators, stairways and other common areas provided by Landlord shall not be obstructed by Tenant, or used by it for any other purpose than for ingress and egress.

3. Washrooms. Toilet rooms, water-closets and other water apparatus shall not be used for any purposes other than those for which they are constructed.

4. General Prohibitions. In order to insure proper use and care of the Buildings, without Landlord's prior written consent, to be withheld or granted in Landlord's sole discretion, Tenant shall not:

          a. Allow any sign, advertisement, notice or other marking to be affixed to the interior or exterior of the Buildings, other than any signs which are located within the Demised Premises and are not visible from outside of the Demised Premises;

          b.   Make improper noises or disturbances of any kind;

          c. Mark or defile elevators, water-closets, toilet rooms, walls, windows, doors or any other part of the Buildings;

          d. Place anything on the outside of the Buildings, including roof setbacks, window ledges and other projections;

          e. Use or place any curtains, blinds, drapes or coverings over any windows or upon the window surfaces which are visible from the outside of the Demised Premises;

          f. Other than in connection with normal office decoration, fasten any article, drill holes, drive nails or screws into the walls, floors, woodwork, window mullions, or partitions; nor shall the same be painted, papered or otherwise covered or in any way marked or broken;

          g.   Interfere with the heating or cooling apparatus;

          h.   Allow anyone but Landlord's employees to clean rooms;

          i. Leave the Demised Premises without locking doors, stopping all office machines (other than those machines required to be operated at all times), and extinguishing all lights;

          j.   Install any shades, blinds, or awnings;

          k.   Use any electrical heating device;

          l.   Install call boxes or any kind of wire in or on the Buildings;

          m. Manufacture any commodity, or prepare to dispense any foods or beverages, whether by vending or dispensing machines or otherwise (other than as may be permitted in any kitchenette/vending area(s) located within the Demised Premises for use by Tenant's employees), or alcoholic beverages, tobacco, drugs, flowers, or other commodities or articles;

          n. Secure duplicate keys for rooms, except from Landlord, or change the locks of any doors to or in the Demised Premises;

          o. Give its employees or other persons permission to go upon the roofs of the Buildings; or

          p.   Place door mats in public corridors.

5. Publicity. Tenant shall not use the names of the Buildings or South Brunswick Corporate Center in any way in connection with its business except as the address thereof. Landlord also shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Buildings or South Brunswick Corporate Center or their desirability as buildings or locations for offices; and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

6. Business Machines. Business machines and mechanical equipment which cause vibration, noise, cold or heat that may be transmitted to the Buildings structures or to any leased space outside the Demised Premises shall be placed and maintained by Tenant, at its sole cost and expense, in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration, noise, cold or heat.

7. Movement of Equipment. Landlord reserves the right to designate the time when and the method whereby freight, small or large office equipment, furniture, safes and other like articles may be brought into, moved, or removed from the Buildings or rooms, and to designate the location for temporary disposition of such items. In no event shall any of the foregoing items be taken from Tenant's space for the purpose of removing same from the Buildings, other than in the ordinary course of Tenant's business, without the express consent of both Landlord and Tenant.

8. Public Entrance. Landlord reserves the right to exclude the general public from the Buildings upon such days and at such hours as in Landlord's judgment will be for the best interest of the Buildings and its tenants. Persons entering the Buildings after 6:00 p.m. on business days and at all times on Saturdays, Sundays and holidays may be required to sign a register maintained for that purpose.

9. Rights Reserved to Landlord. Without abatement or diminution in rent, Landlord reserves and shall have the following additional rights:

          a.   To change the name and/or street address of the Buildings;

          b. To install and maintain a sign or signs on the exterior of the Buildings;

          c. To approve all sources furnishing sign painting and lettering, ice, drinking water, towels and toilet supplies, and other like services used on the Demised Premises;

          d. To make, either voluntarily or pursuant to governmental requirement, repairs, alterations or improvements in or to the Buildings or any part thereof and during alterations, to close entrances, doors, windows, corridors, elevators or other facilities, provided that such acts (except in emergencies) shall not unreasonably interfere with Tenant's use and occupancy of the Demised Premises as a whole;

          e. If Tenant vacates all or any portion of the Demised Premises prior to the expiration of the Lease Term, to decorate, remodel, repair, alter or otherwise prepare all or such portion of the Demised Premises, as applicable, for re-occupancy;

          f. To constantly have pass keys to the Demised Premises, which keys Landlord must secure at all times;

          g. To grant to anyone the exclusive right to conduct any particular business or undertaking in the Buildings; and

          h. To take any and all measures, including inspections, repairs, alterations, additions and improvements to the Demised Premises or to the Buildings, as may be necessary or desirable in the operation of the Buildings, provided that such acts (except in emergencies) shall not unreasonably interfere with Tenant's use and occupancy of the Demised Premises as a whole.

Subject to the provisions hereof, Landlord may enter upon the Demised Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant.

10. Regulation Change. Landlord shall have the right to make such other and further reasonable Rules and Regulations, as in the judgment of Landlord, may from time to time be needful for the appearance, care and cleanliness of the Buildings, for the preservation of good order therein, and for the health and safety of the tenants and their visitors, provided that all such Rules and Regulations shall be enforced by Landlord in a nondiscriminatory fashion. Landlord shall not be responsible to Tenant for any violation of Rules and Regulations by any other tenant, but shall use reasonable efforts to enforce such compliance with the Rules and Regulations.

10. Conflict with Lease. If the terms of this Exhibit shall be in conflict with the terms set forth in the body of the Lease, the terms set forth in the body of the Lease shall prevail.

                                  EXHIBIT "G"

                                   FORM OF
                 TENANT ESTOPPEL CERTIFICATE AND STATEMENT
                 -----------------------------------------

                        -------------------------
                                (Tenant)

     The undersigned (jointly and severally if more than one) hereby represents, warrants and certifies to _______________________ (the "Landlord") that it is the tenant and present occupant (the "Tenant") of certain premises (the "Demised Premises") comprising a portion of the real property and improvements in the buildings (the "Buildings") located at ___________________________ and that:

1. Basic Lease Terms - The Demised Premises are more specifically described in, and are leased under the provisions of, a lease agreement (the "Lease"), the basic terms of which are described below:

     1.1.  Demised Premises/Suite: _____________; Floor_______
     1.2.  Rentable Square Feet of Demised Premises: _________
     1.3.  Date of Lease: ____________________________________
     1.4.  Commencement Date: _____________________________
     1.5.  Expiration Date: __________________________________
     1.6.  Current Annual/Monthly Fixed Rent: $_____ / $______
     1.7.  Current Monthly Additional Rent: $_________________
     1.8.  Total Monthly Rent As of            : $____________
     1.9.  Tenant's Proportionate Share: ____________________%
     1.10. Security Deposit: $________________________________
     1.11. Total Rent Is Paid Through: _______________________

2. Modifications. The Lease contains all of the understandings and agreements between Tenant and Landlord, and is in full force and effect, without modification, addition, extension, or renewal on the date hereof, except as indicated below:

     ___________________________________________________________________________

     ___________________________________________________________________________

     __________________________________________________________________________.

3. Acceptance of Demised Premises. Tenant has accepted possession of the Demised Premises and is now in possession of same, and the improvements and space required to be furnished according to the Lease have been fully delivered by Landlord and accepted by Tenant.

4. Options. There are no purchase options, rights of first refusal, rights of first offer, options to terminate, exclusive business rights, or other rights in Tenant to extend or renew the Lease Term or to expand or otherwise modify the Demised Premises, except as indicated below:

     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________

5. Commencement of Rental Obligation. Tenant's obligation to pay rent has commenced, unless indicated below: _____________________________________
     ________________________________________________________________________.

6. Rent Payment. No rent has been paid by Tenant in advance under the Lease, except for the Total Monthly Rent, as described above, that became due for the current month.

7. No Tenant Default. Tenant is not in default under the Lease and is current in the payment of any and all charges required to be paid by Tenant, except as indicated below:

     ________________________________________________________________________

     ________________________________________________________________________

     ________________________________________________________________________

8. Subordination and Attornment. In the event that Landlord's interest is conveyed or Landlord otherwise relinquishes possession of the Demised Premises to a third party, including but not limited to any mortgagee or successor in interest to any such mortgagee, the undersigned agrees to attorn to such third party and to recognize such third party as landlord. Tenant agrees to subordinate to any mortgagee or successor in interest to any such mortgagee as more fully set forth in the Lease. Any such attornment or subordination shall be effective and self-operative without the execution of any other instrument by either party hereto but, upon the request of such landlord, the undersigned shall execute and deliver an instrument confirming such attornment or subordination.

9. No Defense. Tenant has no defenses, set-offs, basis for withholding of rent, claims or counterclaims against Landlord for any failure of performance of any of the terms of the Lease, nor to the best of Tenant's knowledge are there defaults or breaches by Landlord under the Lease, including, without limitation, defaults relating to the design, condition and tenant uses of the Buildings.

10. No Prior Assignment or Subletting. Tenant has not assigned, pledged, mortgaged or otherwise transferred or encumbered the Lease or the rental payments thereunder, nor sublet all or any part of the Demised Premises and is not presently permitting the same to be occupied or used by anyone other than Tenant except as indicated below:

     ________________________________________________________________________

     ________________________________________________________________________

     _______________________________________________________________________.

11. Use of Premises. Tenant has not accumulated, recycled, stored, treated, spilled, emitted, leaked or disposed of any hazardous, toxic or polluting substances or wastes at the property. Tenant has not received notice from any governmental agency that it may be responsible for clean-up of the property or surrounding areas pursuant to the Federal Comprehensive Environmental, Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Federal Water Pollution Control Act (33 U.S.C.A. Section 1151 et seq.), the Clean Water Act of 1977 (33 U.S.C.A.
     Section 1251 et seq.), or the regulations promulgated thereunder (if applicable), or any other federal, state or local environmental law, regulation or ordinance.

          The undersigned makes this Certificate and Statement with the understanding that Landlord and any others with which Landlord may be dealing intend to rely upon this Certificate and Statement and the undersigned agrees that they may so rely.

Dated: ________________, 199_.


   ________________________________________
                                     (Name of Tenant)

                                   By:______________________________________
                                      Name:
                                      ______________________________________
                                      Title:
                                      ______________________________________

                               EXHIBIT "H"

                     PROPERTY ENVIRONMENTAL STATUS

     IBM, the former owner of the property, manufactured computer punch cards and printer ribbons at the South Brunswick facility during which time IBM utilized a common degreasing agent known as TCA. In December 1977, TCA was discovered in the groundwater beneath the Land. As a result, IBM entered into an Administrative Consent Order ("ACO") with the New Jersey Department of Environmental Protection ("NJDEP") to perform a groundwater remediation program which is still ongoing. IBM is solely responsible for the complete remediation of the Land with respect to pre-purchase conditions to current NJDEP standards. The ACO, as amended, is filed of public record.

                               EXHIBIT "I"

        HEATING, VENTILATION AND AIR CONDITIONING SPECIFICATIONS


     Landlord shall provide air conditioning and winter humidification on a year-round basis throughout the Demised Premises and Common Building Facilities. The equipment shall maintain a uniform (1) indoor temperature of 76 degrees F.D.B. at 50% R.H, 5% automatic control in summer based on the local 2-1/2% outdoor design condition as specified in the latest edition of the "ASHRAE HANDBOOK OF FUNDAMENTALS" and (2) indoor temperature of 72 degrees F.D.B. at 30% R.H. minimum in winter based on the local 97.5% outdoor design condition as specified in the latest edition of the "ASHRAE HANDBOOK OF FUNDAMENTALS". Automatic reset on the humidifiers to prevent condensation on walls and glass during extreme cold weather shall be installed. Temperature control shall be automatic and shall maintain temperature set at plus or minues 2 degrees F. All systems shall conform to local and national codes. In the event that Tenant exercises any right under the Lease, or otherwise, to modify the Building Service System or Leased Premises Service System, such that the air conditioning and winter humidification systems do not meet the above standards, Tenant shall be responsible for performing such additional work so that the air conditioning and winter humidification systems do meet the above standards.

                              EXHIBIT "J"

                               HOLIDAYS


                              New Year's Day
                              Presidents' Day
                              Memorial Day
                              Independence Day*
                              Labor Day
                              Thanksgiving
                              Day following Thanksgiving
                              Christmas*


                    * When July 4 or Christmas falls on a Tuesday, Monday is also deemed a Holiday; and when July 4 or Christmas falls on a Thursday, Friday is also deemed a Holiday.

                                   EXHIBIT "K"

                         PLAN OF PROPERTY AND PARKING AREAS

                                (to be provided)

                                  EXHIBIT "L"

                                  TENANT WORK


1. Completion Schedule. Within sixty (60) days after the execution of this Lease, Tenant shall deliver to Landlord, for Landlord's review and approval, a schedule ("Work Schedule") setting forth a timetable for the planning and completion of the installation of improvements to be constructed by Tenant in the Demised Premises (the "Tenant Work"). The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Work. Such Work Schedule shall be submitted to Landlord for its approval and, upon approval by both Landlord and Tenant, such Work Schedule shall become the basis for completing the Tenant Work.

2. Tenant Work. Reference herein to "Tenant Work" shall include all work to be done in the Demised Premises pursuant to the Tenant Work Plans described in
Section 3 below, including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall covering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.

3. Tenant Work Plans. Immediately after the execution of the Lease, Tenant's architect shall prepare final working drawings and specifications for the Tenant Work. Such final working drawings and specifications are referred to herein as the "Tenant Work Plans." The Tenant Work Plans must be consistent with Landlord standards, conform to all applicable laws, ordinances, regulations, codes and other requirements of governmental authorities and with the regulations of Landlord's insurance underwriter and meet the further requirements set forth in the Schedule attached hereto. Any such working drawings shall be reviewed and approved or disapproved by Landlord (any disapproval being accompanied by a detailed explanation of the reason for such disapproval) within thirty (30) days after submission to Landlord. Following approval of such working drawings, or revised working drawings, as the case may be, the working drawings shall be submitted to the appropriate governmental bodies by Tenant's architect for plan checking, the issuance of a building permit, and securing of all other necessary governmental approvals. Tenant, with Landlord's cooperation and subject to Landlord's approval, not to be unreasonably withheld, shall cause to be made any changes in the plans and specifications necessary to obtain the building permit.

4. Construction of Tenant Work. After the Tenant Work Plans have been prepared and approved, and a building permit for the Tenant Work has been issued, Tenant, upon Landlord's approval, shall enter into a construction contract with its contractor for the installation of the Tenant Work in accordance with the Tenant Work Plans. All contractors or subcontractors of Tenant, and any contract entered into between Tenant and any contractor, shall be approved by Landlord prior to work commencement. Tenant shall supervise the completion of such work and shall use due diligence to secure substantial completion of the work in accordance with the Work Schedule. The Tenant Work shall be constructed in accordance with the Tenant Work Plans approved by Landlord, the requirements of all applicable laws, ordinances, regulations, codes and other requirements of governmental authorities and with the regulations of Landlord's underwriter. In addition, the Tenant Work shall be constructed in a thorough, first-class and workmanlike manner, shall incorporate only new materials and shall be in good and usable condition at the date of completion. At any time and from time to time during the construction of the Tenant Work, Landlord, Landlord's architect and Landlord's general contractor may enter upon the Demised Premises and inspect the Tenant Work and take such steps as they may deem necessary for the protection of the Buildings and/or any premises adjacent to the Demised Premises. Such inspection shall, however, be for Landlord's benefit only and may not be relied upon by Tenant or any other party. A portion of the cost of constructing the Tenant Work shall be paid as provided in Section 5 hereof.

5.   Payment of Cost of the Tenant Work.

     (a) Landlord hereby grants to Tenant a "Tenant Allowance" of up to Forty Dollars ($40.00) per square foot of Rentable Area of the Demised Premises for a total of up to Three Million Five Hundred Two Thousand Dollars ($3,502,000.00). Such Tenant Allowance shall be used only for:

               (1) Preparing the drawings and specifications, including architectural, mechanical, electrical, plumbing and structural drawings and all other aspects of the Tenant Work Plans.

               (2) Plan check, permit and license fees relating to construction of the Tenant Work.

               (3) Construction of the Tenant Work, including, without limitation, the following:

                    (a) Installation within the Demised Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

                    (b) All electrical wiring, lighting fixtures, outlets, emergency generators and switches, and other electrical work to be installed within or outside of the Demised Premises.

                    (c) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Demised Premises.

                    (d) Any additional Tenant requirements including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

                    (e) All fire and life protection systems such as fire walls, alarms, including accessories, safety control systems, sprinklers, fire piping, and wiring installed within the Demised Premises.

                    (f)  Installation of the security systems in the Buildings.

                    (g) All plumbing, fixtures, pipes and accessories to be installed within the Demised Premises.

                    (h)  Testing and inspection costs.

                    (i) Reasonable contractors' fees, including, but not limited to, any fees based on general conditions.

          (4) All other out-of-pocket costs to be expended by Landlord in the approval or construction of the Tenant Work, excluding those costs incurred by Landlord for construction of Landlord's Work, as noted in Exhibit "D".

     (b) The cost of each item shall be charged against the Tenant Allowance. In the event that the cost of installing the Tenant Work, as established by Tenant's final pricing schedule, shall exceed the Tenant Allowance, or if any of the Tenant Work is not to be paid out of the Tenant Allowance as provided above, the excess shall be paid by Tenant.

6. Completion and Rental Commencement Date. The commencement of the Term of the Lease and Tenant's obligation for the payment of Fixed Rent under the Lease shall commence on the dates specified in the Lease. At any time after the Commencement Date, the Tenant Allowance shall be paid by Landlord (x) to Tenant to reimburse Tenant for amounts theretofore paid to Tenant's vendors, suppliers or contractors upon receipt of paid invoices, or (y) directly to Tenant's vendors, suppliers or contractors, promptly upon Landlord's receipt of invoices for the cost of the work delivered by Tenant to Landlord for payment to such vendors, suppliers or contractors together with a letter (a "Direction of Payment Letter") authorizing and directing Landlord to pay such invoices, and, provided that whether Landlord shall reimburse Tenant pursuant to clause (x) or shall pay Tenant's vendors, suppliers or contractors pursuant to clause (y), Landlord shall have received (a) a certificate signed by Tenant and Tenant's Architect setting forth (i) that the sum then requested was paid or is owed by Tenant and was or is due to contractors, subcontractors, materialmen, engineers and other persons who have rendered services or furnished materials in connection with work on the Tenant Work, (ii) a complete description of such services and materials and the amounts paid or to be paid to each of such persons in respect thereof,
(iii) that the work described in the certificate has been completed substantially in accordance with the Tenant Work Plans and (iv) the amount of all previous payments made by Landlord hereunder with respect to Tenant Work and that no part of the sums being requested were part of a prior request for which payment was made, (b) paid receipts or such other proof of payment as Landlord shall reasonably require for all such work completed (other than that which is the subject of the then pending disbursement in the event Landlord is paying Tenant's vendors, suppliers or contractors directly) and
(c) lien waivers satisfactory to Landlord executed by any contractors or subcontractors furnishing labor or supplying materials in connection with such work with respect to all portions thereof previously completed (other than that which is the subject of the then pending disbursement in the event Landlord is paying Tenant's vendors, suppliers or contractors directly). Landlord shall reimburse Tenant or pay such invoices on behalf of Tenant within thirty (30) days after Landlord's receipt of a written request for reimbursement from Tenant or Direction of Payment Letter and shall debit the Tenant Allowance therefor, provided further, however, that (x) Tenant shall not submit a request for reimbursement or a Direction of Payment Letter more than once per calendar month, (y) an amount equal to 10% of the Tenant Allowance shall be held back by Landlord until Tenant has complied with all of its obligations.

7.   Insurance.

     (a) All of Tenant's contractors shall maintain the following insurance coverages in the minimum amounts specified below or such greater amounts as may be required by Landlord based upon the risks of the project or good insurance practices:

               (1) Commercial General Liability Insurance including Products/Completed Operations, Owners and Contractors Protective Liability and Broad Form Contractual Liability with the exclusion pertaining to explosion collapse and underground property damage hazards eliminated.

               (2) Business Automobile Liability Insurance including owned, hired, and non-owned automobiles.

               (3) Statutory Workers' Compensation Insurance, including occupational disease with employers' liability limits not less than mandated by statute.

     (b) In addition to the foregoing insurance coverages, during the course of construction, Tenant or Tenant's general contractor or construction manager shall maintain "All-risk" builder's risk insurance for the full replacement cost of the Tenant Work.

     (c) The insurance identified under a(i) and (ii) above shall (a) be in such amounts as may be reasonably determined by Landlord (but not less than $1,000,000 or more than $5,000,000), depending on the scope and nature of the Tenant Work, (b) name Landlord and any other parties designated by Landlord as additional insureds, (c) be in companies licensed to do business in New Jersey and reasonably satisfactory to Landlord, and (d) provide that the policies will not be changed, canceled or expire until at least thirty (30) days prior written notice has been given to Landlord. Evidence of all coverage shall be delivered to Landlord prior to any such contractor or subcontractor commencing work in the Buildings. The liability of Tenant, its contractors and subcontractors shall not be limited because of the insurance required hereunder nor to the amounts thereof nor because of any exclusions from coverage in any insurance policy.

8. Performance Bonds. Unless Tenant or its general contractor provides payment and performance bonds for the full cost of the Tenant Work, each contract and subcontract providing for materials and/or services with a value in excess of $25,000 shall require the Tenant's general contractor thereunder to obtain payment and performance bonds in the full amount of its contract or subcontract. All bonds required pursuant to this provision shall be in form reasonably acceptable to Landlord, shall be issued by reputable surety companies licensed to do business in New Jersey and shall name Landlord and Tenant as obligees.

9. Landlord Procedures. Tenant shall comply with all procedures and policies established by Landlord from time to time relating to construction by tenants in the Building.

10. Coordination of Work. Construction of the Tenant Work shall be coordinated with all work being performed by Landlord and other occupants of the Building to the end that the Tenant Work will not interfere with the operation of the Building or interfere with or delay the completion of any other construction within the Building. Such work shall be performed in a manner so as not to disturb or annoy other tenants or occupants of the Building and shall be performed only during such hours and under such conditions as shall be established by Landlord.

11. Safety. Tenant shall cause Tenant's contractors to (i) take all precautions necessary for the prevention of accidents and for the safety of persons and property, (ii) comply with all applicable laws, ordinances, rules, regulations and orders of any public authority relating thereto, and (iii) promptly report to Landlord any injury and furnish Landlord a written accident report within 24 hours of the accident and a copy of the accident report filed with its insurance carrier at the time of filing of such report.

12.  Miscellaneous.

     (a) Tenant and Tenant's contractors shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of the Tenant Work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any part of the Project. It shall be Tenant's responsibility to cause each of Tenant's contractors to maintain continuous protection of adjacent property and improvements against damage by reason of the performance of the Tenant Work. It shall also be Tenant's responsibility to cause each Tenant's contractor to properly protect the Tenant Work. Any damage caused by Tenant's contractors to any portion of the Building or to any property of Landlord or of any occupant or tenant of the Building shall be repaired to its condition prior to such damage at no expense to Landlord.

     (b) Tenant shall cause Tenant's contractors to (i) keep the Demised Premises and adjacent areas, as well as the loading docks, elevators, logistic areas and surrounding areas, free from accumulations of waste material or rubbish, (ii) keep dirt and dust from infiltrating into adjacent tenant, common and mechanical areas, (iii) protect the front and top of all perimeter HVAC units and thoroughly clean them upon completion of work, (iv) block off supply and return grills, diffusers and ducts to keep dust from entering into the building HVAC system, (iii) forthwith remove all rubbish, tools, equipment and materials from in and about the Demised Premises and the Buildings upon completion of the work.

     (c) Tenant's contractors may not use any space within the Building for storage handling or moving of materials or equipment and/or for the location of a field office or facilities for the employees of such contractor or subcontractor without obtaining Landlord's prior written approval for each such use. If any Tenant's contractor shall use any space in the Building for any or all of the aforesaid enumerated purposes or any other similar purpose without obtaining Landlord's written approval therefor, Landlord shall have the right to terminate such use and remove all of such Tenant's Contractor's materials, equipment and other property from such space, without Landlord being liable to Tenant and/or to such Tenant's contractor, and the cost of such termination and/or removal shall be paid by Tenant to Landlord.

     (d) Tenant shall promptly pay all Tenant's contractors or apply for such payment under the Tenant Allowance. Should any lien be made or filed in connection with the Tenant Work the cost of which is Tenant's responsibility, Tenant shall bond against or discharge the same within (10) days after receiving notice thereof. If Tenant shall fail to cause such lien to be bonded against or to be discharged within such period, then, in addition to any other right or remedy which Landlord may have under this Lease, at law or in equity, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest at the Default Rate from the respective dates of Landlord's making of the payment and incurring of the cost and expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

     (e) Upon completion of the Tenant Work, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of liens and receipted bills covering all labor and materials.

     (f) Within sixty (60) days after the Tenant Work have been completed, Tenant shall provide Landlord with a complete set of reproducible, record drawings for the Buildings showing as-built conditions, including any manuals, warranties or other such documents relating to the Tenant Work.

     (g) Tenant shall indemnify, defend and hold harmless Landlord, its agents, contractors and employees from and against all claims, damages, liabilities, losses and expenses of whatever nature, including but not limited to, reasonable attorneys' fees, arising out of or resulting from the negligence or willful misconduct of Tenant, Tenant's contractors, or their respective agents and employees in the course of exercising its rights under this Exhibit "L". Tenant shall provide or cause to be provided in all contracts with each Tenant's contractor that such Tenant's contractor shall indemnify, defend and hold harmless Landlord, its agents and employees, from and against all claims, damages, liabilities, losses and expenses of whatever nature, including but not limited to, reasonable attorneys' fees, arising out of or resulting from the negligence or willful misconduct of such Tenant's contractor or its agents or employees in connection with the performance of the Tenant Work. The foregoing indemnities shall be in addition to the insurance requirements set forth in this Exhibit and shall not be in discharge or substitution of same, and shall not be limited in any way by any limitations on the amount or type of damages.

                                 Schedule

     In addition to complying with the requirements for Plans and Specifications generally (as set forth in this Exhibit "L"), the Tenant Work Plans shall comply with the following requirements:

1.   Architectural drawings must include the following:

     (a) Partition locations and types (including any slab-to-slab partitions or special acoustical treatment required);
     (b)  Door locations, door schedule, door frames and the swing of each door;
     (c)  Reflected ceiling plan;
     (d)  Millwork items;
     (e)  Hardware schedule;
     (f)  Finish schedule showing all finish types and locations; and
     (g)  Telephone rooms in addition to Base Building telephone closets.

2.   Structural drawings must include the following:

     (a)  Location of any floor openings and stair drawings;
     (b)  Location and extent of any floor loading beyond building standard; and
     (c) Any structural changes caused by Tenant's design (including raised flooring).

3.   Electrical drawings must include the following:

     (a) Location and extent of any special electric requirements caused by equipment such as computer hardware, copiers or supplemental A/C units (i.e., separate circuiting, coaxial cabling, etc.);
     (b)  Estimate of total electrical load on each floor;
     (c) Location of all electrical outlets, switches, telephone outlets, exit signs, and lighting fixtures;
     (d) Location of all computer equipment systems and special audio-visual equipment; and
     (e)  Location and type of all fire alarm system devices and wiring.

4. Heating, ventilating and air conditioning (HVAC) drawings must include the following:

     (a)  Location of any duct work, ceiling diffusers, and thermostats;
     (b)  Variable air volume (VAV) unit quantities and sizing information;
     (c)  Location and sizing of any supplemental HVAC equipment; and
     (d)  Estimate of total HVAC load on each floor.

5.   Plumbing drawings must include the following (if applicable):

     (a)  Location of kitchen, kitchenettes, etc.;
     (b)  Location of drinking fountains; and
     (c)  Location of sinks and toilets (other than base building).

6. Sprinkler and other fire suppression system drawings and specifications and design calculations.

7.   Tenant security system must include:

     (a) A preliminary outline equipment brochure and riser diagram indicating all components (electrical power characteristics, voltages, and specific locations on plan);
     (b)  All requirements for dedicated circuits;
     (c)  All requirements for bonding and grounding;
     (d) All requirements for outside connections to the telephone company or a central protective alarm agency;
     (e)  All emergency circuiting requirements; and
     (f) The type, sizes, quantities and location of all required cable and circuit.

                             EXHIBIT "M"


     SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT


          THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made and entered into this ____ day of ___________, 19__, by and among Teleport Communications Group Inc., a Delaware corporation ("Tenant''), with a mailing address of _______________________________________, and
______________________________, a __________ corporation ("Mortgagee"), with a mailing address of ______________________________________________ and South
Brunswick Investors, L.P., a Delaware limited partnership ("Landlord") with a mailing address of __________________________________.

                              W I T N E S S E T H:

          WHEREAS, Landlord and Tenant have entered into a lease (the "Lease") dated ____________________ of certain premises (the "Premises") situate ___________________, erected on the tract of land described in Exhibit "A" attached hereto and made a part hereof; and

          WHEREAS, Landlord is about to make, execute and deliver to Mortgagee a certain promissory note secured by a first lien Mortgage on the Premises (the "Mortgage"); and

          WHEREAS, the Lease will be assigned by Landlord to Mortgagee as further security for the promissory note.

          NOW, THEREFORE, in consideration of the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Tenant and Mortgagee, intending to be legally bound hereby, covenant and agree as follows:

          1. The Lease shall be subject and subordinate to the lien of the Mortgage and to all the terms, conditions and provisions thereof, and to any renewals, extensions, modifications or replacements thereof, to the full extent of the principal sum secured by the Mortgage, all interest accrued and from time to time unpaid thereon and any other amounts required to be paid by the terms of the Mortgage and the instruments secured thereby, unless Mortgagee elects to subordinate the mortgage to the Lease.

          2. Provided Tenant is not in default beyond the applicable grace period provided for in the Lease:

               (a) Tenant shall not be joined as an adverse or party defendant in any action or proceeding which may be instituted or commenced by Mortgagee to foreclose or enforce the Mortgage, unless Tenant is deemed to be a necessary party.

               (b) Tenant shall not be evicted from the Premises nor shall any of Tenant's rights under the Lease be affected or disturbed in any way by reason of this subordination or any modifications of or default under the Mortgage.

               (c) Tenant's leasehold estate under the Lease shall not be terminated or disturbed during the term of the Lease as it may be extended, by reason of any default under the Mortgage.

               (d) Provided Landlord is not in default under the terms of the Mortgage, Mortgagee hereby subordinates and subjects its right to any portion of the insurance proceeds otherwise payable to Landlord and/or Mortgagee, when and to the extent necessary for Landlord to comply with its obligations of repair and restoration as required by the provisions of the Lease.

               (e) If Mortgagee or any successor in interest to it shall succeed to the rights of Landlord under the Lease, whether through possession, termination or cancellation of the Lease, surrender, assignment, judicial action, sublettings, foreclosure action or delivery of a deed or otherwise, Tenant will attorn to and recognize such successor-landlord as Tenant's landlord and the successor-landlord will accept such attornment and recognize Tenant's rights of possession and use of the Premises in accordance with the provisions of the Lease and, without further evidence of such attornment and acceptance, the parties shall be bound by and comply with all the terms, provisions, covenants and obligations contained in the Lease, on their respective parts to be performed. Such successor-landlord shall not, however, be:

                    (i) liable for any act or omission of Landlord or any prior landlord;

                    (ii) obligated to Tenant for any security deposit or other sums deposited with any prior landlord (including Landlord) under the Lease and not physically delivered to Mortgagee;

                    (iii) bound by any rent or additional rent which the Tenant might have paid for more than the current month to any prior landlord (including Landlord);

                    (iv) bound by any amendment or modification of the Lease or any cancellation or surrender of the Lease made without the consent of Mortgagee subsequent to the date hereof;

                    (v) subject to any offsets, claims or defenses which Tenant might have against any prior landlord (including Landlord);

                    (vi) bound or liable under any written or oral notice given by Tenant to Landlord or any prior landlord; or

                   (vii) obligated or liable (financially or otherwise) on account of any representation, warranty, or indemnification obligation of Landlord with respect to hazardous materials, asbestos, or other environmental laws, claims or liabilities, whether expressly stated as such or subsumed within general obligations to comply with laws or preserve the benefits of Tenant's use and enjoyment of the Premises.

          3. Tenant will not exercise any remedy set forth in the Lease by reason of a default by landlord thereunder unless and until Tenant has given Mortgagee written notice of the default at the same time Landlord is notified thereof, at Mortgagee's address stated on page one hereof or such other address designated in writing to Tenant, and has afforded Mortgagee such time as under the Lease is granted to Landlord to remedy the particular default.

          4. Landlord and Tenant each agree not to amend, modify or accept a termination of the Lease without the prior written consent of the Mortgagee and that no such amendment, modification or termination will be effective as against Mortgagee or its successors or assigns without such consent.

          5. (a) Tenant will not pay an installment of rent or any part thereof more than thirty (30) days prior to the due date of such installment.

               (b) After notice from Mortgagee to Tenant, Tenant will pay to Mortgagee, or to such person or firm designated by Mortgagee, all rentals and other monies due and to become due to Landlord under the Lease.

          6. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, distributees, administrators, legal representatives, successors and assigns and may not be modified orally or by any course of conduct other than except by a written instrument signed by both parties hereto.

          7. All notices required or permitted by this Agreement shall be given by (i) hand delivery, (ii) U.S. Registered or Certified Mail, return receipt requested, or (iii) nationally reputable overnight courier service, and shall be addressed to the recipient at the respective address specified in the opening paragraph of this Agreement. No notice shall be effective unless and until actually received.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the day and year first above written.

                                   TENANT:

                                   TELEPORT COMMUNICATIONS GROUP INC.


                                   ____________________________________
                                   By:
                                   Name:
                                   Title:


                                   LANDLORD:

                                   SOUTH BRUNSWICK INVESTORS, L.P.


                                   ____________________________________
                                   By:
                                   Name:
                                   Title:


                                   MORTGAGEE:


                                   ____________________________________
                                   By:
                                   Name:
                                   Title:

                              Notary Form of Landlord
                ---------------------------------------------------
                               Notary Form of Tenant
                ---------------------------------------------------
                              Notary Form of Mortgagee

                         AMENDMENT TO LEASE AGREEMENT

          THIS AMENDMENT TO LEASE AGREEMENT dated as of the 1st day of September, 1996, by and between SOUTH BRUNSWICK INVESTORS, L.P., a Delaware limited partnership ("Landlord") and TELEPORT COMMUNICATIONS GROUP INC., a Delaware corporation ("Tenant").

                               Background

          Pursuant to a lease dated February 20, 1996 by and between Tenant and Landlord (the "Lease"), Tenant leased from Landlord certain space in the buildings known as Building 2 and the UPS Building, located in the Princeton Technology Center, South Brunswick Township, Middlesex County, New Jersey (the "Premises").

          Under the terms of the Lease, Landlord and Tenant each assumed responsibility for the construction of certain improvements to the Premises required before Tenant could take occupancy. The improvements were expected to be completed by June 30, 1996. Accordingly, the Lease was scheduled to commence on July 1, 1996. For reasons not the fault of either party, the improvements were not substantially completed until August 31, 1996. The Tenant was, therefore, unable to occupy the Premises until September 1, 1996.

          Landlord and Tenant now desire to modify the Lease to reflect these facts.

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and intending to be legally bound hereby, Landlord and Tenant agree as follows:

          1. In Section 2 of the Lease, the term "July 1, 1996" is hereby deleted and the following is substituted in lieu thereof: "September 1, 1996".

          2. Except as expressly set forth herein, all terms and conditions of the Lease shall remain in full force and effect and are incorporated herein by reference. The parties ratify and confirm the Lease as amended by this Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

          3. This Amendment may be executed in counterpart with the same effect as if the signatures thereto and hereto were taken upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Lease Agreement to be executed as of the day and year first above written.

                              LANDLORD:

                              SOUTH BRUNSWICK INVESTORS, L.P.,
                              a Delaware limited partnership

                                   By: South Brunswick Investment
                                   Company, L.L.C.

                                   By:__________________________

                                   Name:________________________

                                   Title:_______________________

                              TENANT:

                              TELEPORT COMMUNICATIONS GROUP INC.

                              By:_______________________________

                              Name:_____________________________

                              Title:____________________________